Exhibit (c)(ii)

CASH FAIR EVALUATION

OF THE COMMON STOCK OF

Henderson Citizens

Bancshares, Inc.

Henderson, Texas

DECEMBER 31, 2002

February 12, 2003

C O N F I D E N T I A L

Mr. Milton S. McGee, Jr.

President & Chief Executive Officer

Henderson Citizens Bancshares, Inc.

P.O. Box 1009

Henderson, Texas 75653-1009

Re:	Cash fair evaluation of shares outstanding common stock of Henderson Citizens Bancshares, Inc., Henderson, Texas, as of December 31, 2002, for use in connection with a proposed corporate reorganization and “going private” transaction

Dear Mr. McGee:

As part of its line of professional services, The Bank Advisory Group, Inc. specializes in rendering valuation opinions of banks and bank holding companies nationwide. These valuations are required for a multitude of reasons, including tax and estate planning, employee stock ownership plans, private placements, buy/sell agreements, exchange ratio determinations, dissenters’ rights proceedings, reverse stock splits, fairness opinion letters, public offerings, together with mergers and acquisitions. Broad and extensive participation in the field of bank securities appraisal on the part of the firm’s principals, allows The Bank Advisory Group, Inc. to be especially knowledgeable with regard to valuation theory and the rulings and guidelines of the Internal Revenue Service and the Office of the Comptroller of the Currency involving valuation methodology, and judicial decisions regarding bank stock valuation matters.

In our capacity as an expert in this field, you have asked our opinion as to the cash fair value of shares of the outstanding common stock of Henderson Citizens Bancshares, Inc., Henderson, Texas, as of December 31, 2002, for use in connection with a proposed corporate reorganization and “going private” transaction.

In order to accomplish our assignment, you have provided us with the relevant financial statements for Henderson Citizens Bancshares, Inc., as of December 31, 2002. In addition, through communications both oral and written, information was provided pertaining to the immediate past operating history of Henderson Citizens Bancshares, Inc. and its subsidiary bank, the major shareholdings of the common stock of Henderson Citizens Bancshares, Inc., the primary

Mr. Milton S. McGee, Jr.

February 12, 2003

competition within the trade area of Henderson Citizens Bancshares, Inc.’s subsidiary bank, and other information deemed pertinent to the evaluation.

In rendering an opinion as to the cash fair value of the stock, we have considered the nature and history of Henderson Citizens Bancshares, Inc., the competitive and economic outlook for the trade area and for the banking industry in general, the book value and financial condition of Henderson Citizens Bancshares, Inc. and its subsidiary bank, their future earnings and dividend paying capacity, and the prevailing market prices of bank stocks. However, we have not independently verified the asset quality and financial condition of Henderson Citizens Bancshares, Inc. Accordingly, we have relied upon the data provided by or on behalf of Henderson Citizens Bancshares, Inc. and its subsidiary bank to be true and accurate in all material respects.

As a result of our examination of the information we deem relevant to this appraisal, as described in the attached report, it is our opinion that as of December 31, 2002, the Cash Fair Value of the common stock of Henderson Citizens Bancshares, Inc., for the purpose defined in this letter, was $32.00 per share excluding the application of a marketability/liquidity discount, and $29.00 per share including a 10% marketability/liquidity discount.

However, before determining a value congruent with either the $32.00 Cash Fair Value per share (excluding a marketability/liquidity discount) or the $29.00 Cash Fair Value per share (including a marketability/liquidity discount), you should consult with competent, experienced legal counsel regarding the propriety of applying a marketability/liquidity discount in setting a value in connection with the proposed transaction.

This opinion, and the related report, are provided to you solely for the confidential, internal use of the Board of Directors of Henderson Citizens Bancshares, Inc.; and, without the prior written consent of The Bank Advisory Group, they may not be quoted in whole or in part, or otherwise referred to in any report or document or furnished or otherwise communicated to any person outside the Board of Directors of Henderson Citizens Bancshares, Inc., other than legal and tax advisors to Henderson Citizens Bancshares, Inc.

Respectfully submitted,

THE BANK ADVISORY GROUP, INC

By  /s/ Robert L. Walters

CASH FAIR EVALUATION

OF THE OUTSTANDING COMMON STOCK OF

Henderson Citizens Bancshares, Inc.

Henderson, Texas

AS OF DECEMBER 31, 2002

Section Number	Section Contents	Beginning Page Number
I	Cash Fair Value Discussion & Analysis	i

II	Summary Financial Analyses—HCBI & PEER:	1

	• Summary Comparative Analysis

	• Historical Comparative Analysis

	• Graphical Analysis

III	Financial Projections	12

IV	Present Value of Earnings in Perpetuity	16

V	Comparable Analysis—Selected Publicly-Traded Banking Organizations in the Southern United States	17

VI	Market Share & Demographic Analyses	20

VII	Historical Data—Henderson Citizens Bancshares, Inc.	28

VIII	Historical Data—PEER Group	42

IX	Summary of “Control” Pricing Analyses	48

X	Profile—The Bank Advisory Group, Inc.	49

SECTION I

CASH FAIR VALUE DISCUSSION & ANALYSIS

DISCUSSION AND ANALYSIS OF THE CASH FAIR VALUE

OF THE COMMON STOCK OF

Henderson Citizens Bancshares, Inc.

Henderson, Texas

AS OF

DECEMBER 31 , 2002

DESCRIPTION OF ASSIGNMENT

In our capacity as bank merger and acquisition analysts and bank stock appraisal experts, you have asked for the opinion of The Bank Advisory Group, Inc. as to the cash fair value of shares of the outstanding common stock of Henderson Citizens Bancshares, Inc., Henderson, Texas (“HCBI”), as of December 31, 2002, for use in connection with a proposed corporate reorganization and “going private” transaction.

In determining the cash fair value of HCBI’s stock, we have considered in varying contexts the nature and history of HCBI, the competitive and economic outlook for the trade area and for the banking industry in general, the book value and financial condition of HCBI, its future earnings and dividend paying capacity, previous sales of the common stock of HCBI, the prevailing market prices of selected publicly-traded banking organizations located in the Southern United States (States of Arkansas, Louisiana, Oklahoma and Texas), the prices paid for acquisition of selected United States commercial banking organizations, and certain other information deemed pertinent to our evaluation as identified herein.

The Bank Advisory Group, Inc., as part of its line of professional services, specializes in rendering valuation opinions of banks and bank holding companies nationwide under various circumstances. The Bank Advisory Group, Inc. and its principals do not hold an ownership position in the stock of HCBI, nor does The Bank Advisory Group, Inc. or its principals make a market in the stock of any company, banking or otherwise. Additionally, prior to our retention for this assignment, The Bank Advisory Group had previously provided financial advisory services to Henderson Citizens Bancshares, Inc.; however, the revenues derived from the delivery of such services are insignificant when compared to The Bank Advisory Group’s total gross revenues.

FINANCIAL PERFORMANCE AND CONDITION OF HENDERSON CITIZENS BANCSHARES, INC.

Henderson Citizens Bancshares, Inc. is essentially a “shell” one-bank holding company for Citizens National Bank, Henderson, Texas (“CNB”), a federally-chartered commercial bank with full-service offices in the following locations: Athens, Chandler, Corsicana(2), Henderson(2), Jefferson, Longview(2), Malakoff, Marshall, Mt. Enterprise, Overton, Tatum, Waskom, and White Oak. HCBI

i

CASH FAIR VALUE DISCUSSION & ANALYSIS

indirectly owns 100% of CNB through its 100% ownership of Henderson Citizens Delaware Bancshares, Inc., a “pass-through” Delaware corporation. HCBI also owns 100% of Waskom Bancshares, Inc., an inactive shell bank holding corporation. Neither HCBI nor the Delaware bank holding company engage in any nonbanking activities. Finally, we note that CNB operates a Community Development Corporation subsidiary which offers affordable housing to lower income persons in the following Texas counties (Rusk, Marion and Henderson).

HCBI reported 1,994,218 shares of common stock issued and outstanding at December 31, 2002 (net of 165,782 shares held as treasury stock). HCBI reported no other issues of common or preferred stock outstanding. Additionally, HCBI reported no stock options, warrants, or securities convertible into common stock. The financial analyses, as subsequently described and set forth in Section II, are based upon financial information contained within Sections VII and VIII.

•	Summary Comparative Analysis—We have compared the financial performance and condition of HCBI with the average financial condition and performance ratios derived from a selected group of banking organizations (hereinafter referred to as the “PEER”). In this instance, the PEER group is comprised of 27 Arkansas, Louisiana, Oklahoma and Texas bank holding companies with assets ranging between $350 million and $750 million, and organized as C corporations, as of September 30, 2002. Please note that in relation to PEER, all income and expense ratios were annualized for the period ending September 30, 2002.

Pages 1 & 2 of the adjoining information set forth the Summary Comparative Analysis, which examines key financial components and ratios organized into the following categories: General Data; Asset Quality & Capital Adequacy; Profitability Overview; Income Statement as a Percentage of Average Assets; Efficiency; Yields & Rates; Asset Mix; Loan Mix; and, Deposit Mix. HCBI is compared with PEER utilizing these key criteria, and the appropriate differentials between HCBI and PEER are identified, where applicable. Additionally, we analyzed HCBI’s financial components and ratios as a percentage of PEER’s financial components and ratios, when applicable. Finally, selected key criteria are presented as either strengths or weaknesses, calculated using the HCBI ratio as a percentage of the PEER ratio. Each symbol on the accompanying graph represents a relative weighting of the strength or weakness. The rankings for relative strengths and weaknesses are defined as follows:

RANKING PARAMETERS
Strength/Weakness
■	Over 85%	or	100%–115%
■ ■	70%–85%	or	115%–130%
■ ■ ■	55%–70%	or	130%–145%
■ ■ ■ ■	40%–55%	or	145%–160%
■ ■ ■ ■ ■	Under 40%	or	Over 160%

•	Historical Comparative Analysis—We have compared the financial performance and condition of HCBI for the prior six fiscal periods ending as of December 31, 1997–2002; and, for the PEER for the nine-month period ending September 30, 2002, and for the prior five fiscal periods ending as of December 31, 1998–2002. Pages 3–5 set forth the Historical Comparative

CASH FAIR VALUE DISCUSSION & ANALYSIS

Analysis, which examines key financial components and ratios for HCBI and PEER, organized into the following categories: Balance Sheet; Asset Quality & Capital Adequacy; Growth Rates; Income Statement; Income Statement as a Percentage of Average Assets; Yields & Rates; Efficiency; and, Miscellaneous Items.

•	Graphical Analysis—We have provided a series of charts, set forth on pages 6–11 of the adjoining information, which portray selected financial ratios for the Summary Comparative Analysis of HCBI with PEER, together with a Historical Comparative Analysis of selected balance sheet and income statement items for HCBI.

PROJECTIONS OF FINANCIAL PERFORMANCE

We have prepared financial projections for Henderson Citizens Bancshares, Inc. set forth in Section III of the adjoining material. The projected financial information is based primarily upon the financial history of HCBI and its bank subsidiary, the competitive and economic outlook for the trade area and for the banking industry in general, and discussions with the management of HCBI. Market share and demographic analyses of the State of Texas, the following Texas counties (Gregg, Harrison, Henderson, Marion, Navarro, and Rusk), and the Longview-Marshall, Texas and Dallas, Texas Metropolitan Statistical Areas are provided in Section VI of the adjoining material. Reflected in the projected financial information are assumptions regarding HCBI’s future asset growth, earnings performance, dividend pay-out level, and credit quality.

We are projecting HCBI’s return on average assets (“ROA”) to initially decline from the 1.01% recorded during 2002 to 0.92% by 2003, reflecting primarily the absence of the $1.1 million in pre-tax nonrecurring gains realized on the sale of securities during 2002, together with a reduction in noninterest income to historically-supported levels in relation to average assets. HCBI’s ROA is forecast to then increase gradually until equaling 1.00% by 2010. The overall rise projected for HCBI’s ROA from 2004 through 2010 reflects a slight increase in operational efficiencies and a reduction in provision expense in relation to average assets from the 0.20% recorded during 2002 until stabilizing at 0.14% by 2004.

HCBI’s rate of annual asset growth is projected to decline from the 5.49% recorded during 2002 to 5.00% by 2003, remain at that level through 2007, then decrease slightly until stabilizing at 4.00% by 2012. Over the twelve-year projection period, the forecast asset growth rate would result in a $395 million increase in HCBI’s asset base or approximately $32.9 million per year. The moderate level of asset growth is anticipated to combine with the relatively constant level of profitability to produce moderate growth rates in net earnings subsequent to 2003. Annual cash dividends per share are forecast to rise from the $0.68 recorded during 2002 until equaling $1.16 by 2014, contributing to a core equity-to-assets ratio which rises to 11.82% by year-end 2014.

We are projecting HCBI’s ratio of net loan losses-to-average loans to fall from 0.34% during 2003 until stabilizing within 0.26%–0.28% by 2004. This level of net loan losses, together with the projected decrease in provision expense in relation to average assets, is forecast to produce a ratio of loan loss reserves-to-total loans which equals a constant 1.50% throughout the projected periods.

CASH FAIR VALUE DISCUSSION & ANALYSIS

DEFINITION OF FAIR VALUE

We have been asked to appraise shares of HCBI for use in connection with a proposed corporate reorganization whereby certain shareholders of Henderson Citizens Bancshares, Inc. would be forced to receive cash in exchange for their HCBI common shares. We note that the structure of the proposed corporate reorganization includes the “involuntary” liquidation of the common ownership positions of certain shareholders of HCBI. Moreover, we note that HCBI’s shareholders possess the legal right to dissent from the proposed transaction as provided for in Texas statutes. Indeed, certain state jurisdictions, including Texas, provide dissenting shareholders with the right to contest the proposed consideration to be exchanged for the dissenting shareholders’ common stock ownership positions.

As a result of performing our appraisal services, we have become aware of the fact that many states statutorily require that dissenting shareholders, in circumstances similar to this appraisal situation, be paid the “fair value” of their shares. We are also aware that the courts of the various states have been somewhat inconsistent in their definition of “fair value.” In this case, we have been advised by counsel for HCBI that Texas courts have not adopted a consistent definition of “fair value” for use in that state. However, from having performed numerous appraisals in situations similar to the circumstances of this particular appraisal, we understand that in the various states that have considered the meaning of the term “fair value,” there is general consensus that in determining “fair value” the appraiser should assume: (i) that the appraised company continues to be owned by the current shareholders (i.e., the company is not liquidated or sold to a hypothetical new owner), and (ii) the appraised shares represent a proportionate interest in the appraised company operating as a going concern without any consideration of the increase or decrease in value that could potentially result from the proposed corporate action itself, or from a hypothetical sale or corporate liquidation. The various state courts sometime disagree whether it is appropriate to further consider (a) the inclusion of a “control premium” and/or (b) the application of a “marketability/liquidity discount.” For purposes of this appraisal report, and with the concurrence of HCBI and its legal counsel, we have not assumed the sale or liquidation of HCBI, and for reasons indicated later in this Discussion & Analysis, we have not applied or otherwise directly included a “control premium” in determining an appropriate “fair value.” Accordingly, we have been asked to set forth two values: a value that reflects consideration of all relevant valuation methodologies and analysis of all relevant criteria, both financial and non-financial, that are properly considered in any valuation situation, but without the consideration of a marketability/liquidity discount; and, a second value in which the application of this discount is included.

Without attempting to define the specific nuances of the various non-legal and legal definitions of “fair value” or “fair market value,” it is our understanding that most legal jurisdictions hold that the value that should attach to the dissenting shareholders’ ownership positions in the appraised company should approximate the value that was in place just prior to the effective date of the transaction or the fundamental corporate change that gave rise to the dissenters’ rights proceeding. In other words, the value of the shareholders’ ownership positions should exclude any subsequent economic value impact resulting directly from the transaction/fundamental corporate change that gave rise to the appraisal, and should further exclude any additional value that hypothetically would be created solely in connection with the potential liquidation or sale of the appraised company.

CASH FAIR VALUE DISCUSSION & ANALYSIS

In cases where a “public” market exists on a national exchange for the shares of a company that is effecting a transaction that is removing certain shareholders, we are aware that a number states have statutorily relied on the established market value/price in place prior to the commencement of the transaction/fundamental corporate change to set an appropriate “fair value.” Indeed, for a publicly-traded company involved in an “involuntary” corporate transaction, some states utilize the so-called “stock market exception” to determine an appropriate value for the shareholders’ stock (by reference to the existing market price), thereby displaying trust in the ability of an adequate, freely-trading, arm’s-length market to fairly compensate shareholders. It is our understanding that such is the case in Texas. However, where no effective “public” market exists for the shares of the appraised company, other valuation methods and criteria must be employed and examined to determine an acceptable value. This situation requires that the appraiser, and ultimately the appropriate legal jurisdiction, adopt and accept other substitute market and financial data and appraisal methods that are most appropriate under the existing circumstances of the appraised company. Furthermore, the appraiser, and appropriate legal jurisdiction, must recognize that one or more valuation techniques may or may not provide reliable values for use in determining an appropriate value for the shareholders involved in any particular involuntary corporate transaction.

We believe that an appropriate value for a block of stock of a closely-held company—a company with a market for its shares that is either nonexistent or extremely “thin” in terms of trading activity—can be derived only through the broad consideration of the net asset value, market value, and investment value approaches (as they are defined later in this Discussion & Analysis), together with the comprehensive consideration of all relevant factors and criteria, both financial and non-financial, that might reasonably impact the value of an ownership position in a corporation operating as an ongoing concern. It is important to recognize that for most companies with thinly-traded stocks, a value derived from the analysis of recent trading activity in those stocks will not render an acceptable or appropriate value conclusion. Accordingly, recent trading activity for a thinly-traded stock is not a determinative factor in the appraisal process.

Inherent in a comprehensive approach to valuation is the recognition that no single precise valuation technique/methodology is unilaterally compelling when deriving an appropriate value. Likewise, no one financial or non-financial criterion, nor any exact mathematical computation, formula, or weighting can singularly dominate the derivation of the final value conclusion. Furthermore, it must be recognized that the appraiser’s judgment and experience is of paramount importance in the final value conclusion. Subject to a subsequent review by the appropriate legal authority, we believe that all relevant factors and criteria that are commonly reviewed by appraisers should be considered broadly in determining an appropriate value. Specifically, courts have generally indicated that the valuation process should at least encompass a review of: (i) the nature and history of the company; (ii) the current financial condition and recent performance of the company; (iii) the economic outlook for the specific industry; (iv) previous sales of the company’s stock (if available); (v) if the market data in the preceding item is not present in sufficient quantity, the market prices of similar corporations that possess effective markets for their stocks; and, if appropriate under the prevailing market conditions, (vi) the “control” price data for community banking companies recently involved in merger/acquisition transactions. However, issues involving the specific transaction or corporate event giving rise to the appraisal, as well as specific future events that cannot be reasonably anticipated as of the appraisal date, largely should be ignored in the value determination process.

v

CASH FAIR VALUE DISCUSSION & ANALYSIS

As subsequently detailed in this Discussion & Analysis, in performing our appraisal we have neither taken a “minority discount” nor included a “control premium.” A minority discount (discount for lack of control) reflects the lower price/value per share that typically is paid for a small block of stock of a closely-held company versus the price/value per share that typically is paid for a controlling position in the same company—at presumably the same point in time. In other words, as it relates to an appraisal of shares representing less than a controlling position in the appraised company, a “minority discount” reflects the degree to which a control value per share, that itself is typically derived using data that presupposes the sale of the appraised company, is reduced to determine an appropriate per share value for a noncontrolling stock ownership position. Generally speaking, the magnitude of a “minority discount” varies considerably depending upon: (i) the magnitude of the price levels for controlling positions in similar companies (usually, the higher the value for controlling positions, the greater the minority discount), and (ii) the degree of concentration of the existing ownership in the appraised company (usually, the greater the ownership concentration, the greater the minority discount).

As to the application of a “minority discount”—or as more correctly stated, the inclusion of a “control premium”—we offer the following comments. We believe that a dissenters’ rights appraisal process is not intended to construct the pro forma sale of the appraised company, but rather assumes that the dissenting shareholders are willing to maintain their investment in the appraised company as if the transaction/fundamental corporate change giving rise to the dissenters’ rights proceeding had not occurred. Essentially, from our perspective, dissenters’ rights statutes are intended to ensure that dissenting shareholders are paid a value equivalent to the value of what they gave up or was taken from them in the transaction. In our view, this represents the value of their collective interests in the entire appraised company operating as a going concern—not the acquisition/control value for the appraised company that a hypothetical purchaser, involved in a hypothetical transaction to acquire “control” of the appraised company, would be willing to pay.

Moreover, none of the dissenters’ rights statutes of which we are aware refer to either elements of “control” or “control” or “acquisition” value in defining or describing the value that should be paid to the dissenting shareholders. Obviously, had the authors of the various state and Federal dissenters’ rights statutes intended for the value to be paid to dissenting shareholders to include elements of control, it would have been simple to incorporate statutory language to that effect. However, we are aware of no state statutory law that contains such language. Moreover, we note that the Office of the Comptroller of the Currency, when appraising shareholder positions of national banks as required under federal regulations and as described in Banking Circular 259, specifically excludes the usage of control premiums. Therefore, we do not believe that state lawmakers ever intended that dissenters or other shareholders who were involuntarily “cashed out” should receive a value that includes factors tied to “control”—including both the direct corporate ownership rights that convey to a party or parties that owns a controlling position, and more importantly, the potential synergistic operational opportunities that, depending on the identity of the assumed buyer of control, typically accrue to the new owner in varying amounts.

Furthermore, a value derived from an assumed sale/acquisition of the appraised company would be incongruent with the “going concern” standard. And most importantly, the magnitude of the control value/price would be wholly dependent upon: (i) the identity of the prospective buyer, (ii) the pre-existence/absence of the acquirer’s operations in the appraised company’s trade area or line of business (the synergistic impact of the acquisition on the particular buyer), (iii) the form of

CASH FAIR VALUE DISCUSSION & ANALYSIS

consideration offered by the prospective buyer (stock, cash, notes, etc.); and, (iv) the number of potential buyers actually interested in acquiring the specific appraised company. In other words, the magnitude of a hypothetical control/acquisition value for the appraised company would be highly speculative, would necessarily include value related to synergistic effects that would accrue to the particular new controlling owner, and would certainly vary depending upon the identity of the acquirer.

However, if one were to estimate the magnitude of the non-synergistic “control premium” contained in a hypothetical “control/acquisition” value for an appraised community bank, such person would need to be aware that: (i) the banking industry has been consolidating significantly over the past two decades; (ii) since the industry is highly regulated, substantial information exists to analyze the community banking merger/acquisition transactions that have occurred; (iii) the vast majority (over 90%) of the community banking companies acquired each year are bought by other banking organizations; (iv) most (well over 70%) of the community banking companies acquired by other banking organizations are merged into the acquiring banking organization, and become a branch of the acquiring banking organization; (v) the consideration paid in many bank acquisition transactions is not cash, but rather the stock of the acquirer—and the various acquirers’ stocks vary considerably, one to the next, in their comparative market price levels—making it very difficult to use the primarily stock-for-stock purchase transactions to determine a cash “control premium;” and (vi) as illustrated in the first set of data set forth in the Summary of “Control” Pricing Analyses (Section IX), publicly-traded community banking companies which were acquired during January 2001 through December 2002, with assets between $200 million and $1.5 billion, possessed an average trailing four-quarter return on assets (“ROA”) that typically ranged between 0.70% and 1.30%, and averaged 1.09%; and, those same acquired banking companies also typically possessed a ratio of noninterest expense-to-average assets that ranged between 2.50% and 4.00%, and averaged 3.21% (the “Publicly-Traded Transactions”).

Having worked extensively with hundreds of acquiring banking companies advising them on deal structure, competitive purchase price levels, negotiating strategies, due diligence issues, operational integration possibilities, and regulatory matters, together with having reviewed publicly-available data (including press releases issued by publicly-traded community bank acquirers announcing their acquisitions of community banking organizations) that indicate the acquirers’ estimates regarding the available overhead cost reduction opportunities that exist in connection with their acquisition of community banking companies, we are aware that numerous opportunities always exist for the purchasing banking organization to reduce the acquired banking company’s operating costs. Our experience, together with the available public data, indicate that this overhead cost reduction opportunity typically ranges between 10% and 35%, and averages more than 20%, but less than 30%, at any given point in time (appraisal date).

As stated previously, the typical recently-acquired publicly-traded community banking company possessed a ratio of noninterest expense-to-average assets of 3.21%, on average. Using a conservative 20% assumption as an “average” cost reduction opportunity (“merger savings” or “synergies”) together with the average noninterest expense-to-average assets ratio of approximately 3.21% for the typical acquired publicly-traded community banking company, our experience and the publicly-available data indicate that, on average, approximately 0.64% (3.21% x 20%) of an acquired banking company’s assets can be realistically, if not conservatively realized as increased pre-tax earnings that will ultimately accrue to the acquiring banking organization. Adjusting for taxes at an assumed 36% marginal tax rate, the additional after-tax earnings that would likely be recognized by the potential

CASH FAIR VALUE DISCUSSION & ANALYSIS

acquirer would approximate 0.41% [0.64% x (1 – 0.36)] of the acquired banking company’s average assets (in other words, the acquired bank’s ROA would increase by an absolute 0.41%, on average).

Noting that recently-acquired publicly-traded community banking organizations have a four-quarter trailing average ROA (after-tax) of 1.09%, the additional after-tax earnings derived from the recognition of merger savings/synergies that are associated with a typical community bank merger/acquisition transaction, result in an approximate 38% (0.41%/1.09%) increase in the acquired banking company’s after-tax earnings (with the earnings increase accruing entirely to the acquiring banking organization solely as a product of the merger/acquisition transaction). In short, this amount of additional earnings does not actually exist, and is not owned by any shareholder group in the selling company, absent the merger/acquisition transaction that gives rise to the synergistic opportunities available to the specific purchaser/new owner.

Most importantly, for those publicly-traded banking companies that decided to sell during the past several years (over 90% of the time to other banking organizations), the per share market trading price data for the seller that existed prior to the announcement of a sale transaction, together with the “control” transaction per share purchase price data, constitute the only value or price data available for the same banking institution(s) at the same point in time. This comparative price data provide a meaningful indication of the difference, if any, between the publicly-traded market prices per share that had existed for these banking companies as stand-alone operating concerns and the “control” transaction purchase prices per share for those same banking companies, at essentially the same point in time (i.e. the comparison of the per share trading prices for the sellers at a time just prior to the announcement dates of the merger/acquisition transactions versus the actual per share values/prices of the merger/acquisition transactions). In other words, the magnitude of any “control premium” for these banking companies can be both identified and quantified.

For the Publicly-Traded Transactions, the percentage change from the existing per share market price at intervals of one-week, two-weeks, and one-month prior to the transaction announcement date to the per share price of the merger/acquisition (purchase) transaction, including any “control premium,” ranged between 20% and 60% for a clear majority of the transactions, averaged a one-month price increase of 37% for all transactions, and possessed a one-month median market price movement of 35% (as illustrated in the first analysis set forth in Section IX). However, it should be noted that approximately 80% of the 46 announced transactions contained within the Publicly-Traded Transactions involved the acquirers’ stocks as at least a portion of the consideration paid.

In most years, and for most acquirers, part of the “control premium” differential is typically created as a result of the acquirer using its stock as the form of consideration (rather than 100% cash). As illustrated in the second and third sets of data set forth in the Summary of “Control” Pricing Analyses (Section IX), for control transactions announced during January 2001–December 2002, banking companies acquired with a 100% stock form of consideration (the “Stock Transactions”) recorded average price indices which exceeded those for the banking companies acquired with a 100% cash form of consideration (the “Cash Transactions”) by approximately 23%. We note that the trade areas of the acquired banking companies were overall fairly similar for both the Stock Transactions and the Cash Transactions. Additionally, we recognize that the primary weighted-average financial criteria for the Stock Transactions were superior to those for the Cash Transactions. Specifically, we note that the Stock Transactions reported a weighted-average four-quarter trailing return on average assets of 1.19%, exceeding the 1.00% weighted-average of the Cash Transactions; and, that the Stock Transactions reported a weighted-average ratio of core equity-to-average assets of 9.06%, slightly

CASH FAIR VALUE DISCUSSION & ANALYSIS

exceeding the 8.69% weighted-average of the Cash Transactions. Correspondingly, the Stock Transactions reported a weighted-average return on equity of 13.07% as compared with the 11.41% weighted-average for the Cash Transactions. Finally, we note that the Stock Transactions reported weighted-average total assets of $454 million, somewhat below the $472 million weighted-average for the Cash Transactions.

Given the markets and fundamental financial criteria possessed by the banking companies set forth in both the Stock Transactions and the Cash Transactions, it is clear that the additional 23% “control premium” contained in the Stock Transactions in excess of that contained in the Cash Transactions was derived only in part by the superior financial characteristics of the acquired banking companies comprising the Stock Transactions. The remainder of the “control premium” relates to the value of the acquirers’ stocks over and above the value of cash as a form of consideration. We estimate that the portion of the “control premium” which reflects the stock form of consideration to range within 1%–5%, or approximately 4%–22% of the total “control premium” of 23%.

Therefore, we conclude that approximately 3% (1%/37%) to 13% (5%/37%) of the previously noted one-month average price increase (“control” value over publicly-traded value) of 37% for the Publicly-Traded Transactions represents the premium relating to a stock form of consideration. Thus, the exclusion of the “control premium” which relates to the stock form of consideration produces a “control premium,” using cash as the sole form of consideration, that ranges between 24%–34%. It is appropriate to employ this adjustment given that this valuation situation requires the determination of the cash fair value of HCBI’s common shares, not a value in the form of a potential acquirer’s shares.

Moreover, we reiterate that the Publicly-Traded Transactions’ current ongoing after-tax earnings derived from existing, stand-alone operations can be increased by approximately 38% [(3.21% x 20% x 64%)/1.09%] by the acquiring banking organization. Given that the ongoing after-tax earnings increase of 38% exceeds the 24%–34% cash acquisition “control premium” range, it is clear that the “control premiums” paid for those Publicly-Traded Transactions where cash was the form of consideration “paid” were derived (financially supported) entirely by the earnings enhancement opportunities (operational synergies) available to the acquiring banking organizations.

Therefore, since we generally believe that: (i) the valuation process for determining a cash fair value should not presuppose the sale or liquidation of the appraised company, but rather should assume that an appraised company continues to be operated by the existing managers/owners as an on-going concern; and, (ii) any value attached to or otherwise derived from a stock form of consideration and/or a prospective purchaser’s (new owner’s) realization of synergistic effects or merger savings in connection with a hypothetical merger/acquisition transaction involving an appraised company should not be included in fair value, as of the valuation date, we do not believe that it is proper to include the hypothetical “control” value obtained from recent “control” or “acquisition” transactions (specifically the “control premium” that is tied to the potentially achievable synergies) in determining a fair value for dissenting shareholders. However, please note that we calculated a cash fair value for a 100% (“control”) position in HCBI, excluding the “synergistic control premium” as computed above, and determined that the “non-synergistic” control value did not exceed the Final Cash Fair Value conclusion, without the consideration of a marketability/liquidity discount, subsequently set forth in this appraisal report. A summary of the pricing and financial data utilized in determining the “non-synergistic control” value is illustrated in the fifth set of data set forth in the Summary of “Control” Pricing Analyses (Section IX).

CASH FAIR VALUE DISCUSSION & ANALYSIS

And to reiterate, when a publicly-traded company effects a transaction that eliminates certain shareholders, a number of states rely solely upon the “stock market exception” (in accordance with statutory law) to determine an appropriate fair value for the shares owned by those eliminated shareholders. Accordingly, it is entirely appropriate to make use of average or median comparable values, derived from publicly-traded companies, to determine a value conclusion for a non-publicly-traded company. Moreover, it is incongruent to assume that the use of average or median market values, derived from a group of “comparable” publicly-traded companies, to determine a fair value of a nonpublicly-traded company requires the additional consideration of a hypothetical “control premium” that is derived/supported primarily by operational synergisms tied directly to a hypothetical merger/acquisition transaction. Were such the case, shares in a nonpublicly-traded company with an illiquid market for its stock would frequently be appraised at a greater value than the shares of a financially similar publicly-traded company involved in the same type of corporate transaction. Such a result is unquestionably contrary to the “real world” manner in which shareholders value or price equity securities, and would also be patently unfair to the shareholders of publicly-traded companies (who would receive market value) as compared to nonpublicly-traded companies (who would receive market value plus a hypothetical “control value” premium).

In light of the above discussion regarding the inclusion of a “control premium,” it should again be stated that while recent “control” price data regarding community banking companies were reviewed and considered by The Bank Advisory Group in ultimately determining the final cash fair value conclusion set forth herein, The Bank Advisory Group did not directly utilize or otherwise apply a “control premium” in any manner or respect. Of course, in determining a fair value in a litigated valuation situation, the final decision regarding the application of any valuation methodologies or techniques is left ultimately to the discretion of the trial court.

VALUATION VARIABLES

The relative importance of the key valuation methodologies and criteria differs somewhat from one valuation scenario to the next. Most bank appraisal experts tend to agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In most, if not all, instances when valuing an on-going concern, value derived strictly from the analysis of these financial variables is further influenced by one or more nonfinancial factors, including marketability/liquidity issues, the economic/competitive/demographic situation within the trade area, trends in the applicable industry, voting rights or block size, history of past sales of the banking company’s stock or other substitute markets’ price levels, the comparative financial and nonfinancial characteristics of the institutions comprising the substitute markets, the nature and relationship of the other shareholdings in the banking organization, and other special ownership or management considerations. In performing this appraisal, we focused on both the relevant financial and nonfinancial variables that we felt were appropriate, as described herein, for consideration in this valuation situation.

x

CASH FAIR VALUE DISCUSSION & ANALYSIS

GENERAL DISCUSSION OF VALUATION METHODOLOGIES

Three types of valuation approaches are commonly recognized and employed, when appropriate, by appraisal experts in valuing an ownership interest in a company operating as a going concern. The three broad valuation types or methods are net asset value, market value, and investment value.

When valuing a banking organization, net asset value frequently is defined as the value of the net worth (equity) of a bank, including every kind of property and value. However, this approach normally assumes the liquidation or sale of the assets on the date of the appraisal, with the attendant recognition of any securities gains or losses, real estate appreciation or depreciation, together with any adjustments to the loan loss reserve, or discounts to the loan portfolio, or changes in the net value of any other assets. As such, it typically is not the best approach to use when valuing an interest in a company operating as a going concern. However, it would be applicable when valuing any nonoperating or “held” assets at a banking organization (such as excess real estate, or low- or non-dividend paying equity securities held for long-term investment purposes).

Market value is generally defined as the price at which knowledgeable buyers and sellers would agree, and is frequently used to determine the price of the appraised stock when both the quantity and the quality of the existing trade data are deemed sufficient. However, the relative “thinness” of the specific market for the stock of the company being appraised may result in the need to review data from other substitute “comparable” markets in determining a comparative value.

When valuing a block of a community banking organization with a very thin market for its stock, initial “hypothetical” values are normally determined by comparison to the average or median price-to-earnings and price-to-equity multiples of statewide or regional publicly-traded banks, and then, most importantly, adjusting for any differences in material financial and/or nonfinancial criteria. Finally, assuming the valuation situation allows, the computed market value typically is adjusted for the lack of marketability or liquidity that almost always exists for a normal small-to-medium size community bank’s stock relative to a publicly-traded bank stock.

Generally speaking, when valuing the stock of a company operating as a going concern, one of the most important valuation types is the investment value, sometimes referred to as the income value or earnings value. The investment value of an interest in a company is frequently defined as an estimate of the present value of its future earnings or cash flow. In addition, another popular method in determining a hybrid investment/market value is to determine current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize them using either an appropriate yield/rate of return or a price-earnings multiple.

When the three valuation methodologies (net asset, market, and investment) are subjectively considered, using the appraiser’s experience and judgment, an appropriate value is determined within the parameters of the valuation situation.

NET ASSET VALUE

Net asset value, as a method of valuation of an interest in a company operating as a going concern, generally is deficient because it is usually based on historical costs and varying accounting methods

CASH FAIR VALUE DISCUSSION & ANALYSIS

which typically vary from one organization to the next. Moreover, even if the assets and liabilities can be adjusted to reflect prevailing prices and yields, this value method still results in an assumed liquidation value for the concern. Furthermore, it does not appropriately take into account the value attributable to a going concern—such as the interrelationships among the appraised company’s assets, liabilities, customer base, product lines, operations, market presence, image and reputation, and staff expertise and depth. As a result, we gave little if any consideration to the net asset value method of valuation in arriving at our cash fair value determination. However, we did consider the stated core equity book value as of the valuation date as a general reference point in the process of determining cash fair value.

MARKET VALUE

As previously mentioned, the typical market value is generally defined as the price at which knowledgeable buyers and sellers reach agreement within a freely traded, active market. When valuing a non-controlling block of stock, this value method typically focuses on the price at which the appraised company’s stock was selling at the time of the appraisal. However, as previously mentioned, most small-to-medium-sized banking organizations do not possess an effective market for their shares. Therefore, publicly traded bank stock data is typically substituted in order to derive an appropriate value indication.

When utilizing the market value method to appraise the shares of a company that does not have an adequate trading market for its stock, we believe that the best value approach is to value the appraised company on an “as if publicly-traded basis” utilizing the stock prices of comparable publicly-traded companies to derive a value indication for the shares of the appraised company. Specifically, we believe it is most appropriate to use this data for a number of reasons:

1.	This valuation technique is widely accepted throughout the appraisal community.

2.	No control positions exist in these publicly-traded companies, so therefore, from a value perspective, no “minority discount” off of control value can exist (and for such companies, control would only exist when a clear majority of all shareholders typically were to act in concert).

3.

Significant amounts of high-quality data regarding the publicly-traded companies from which to base informed comparative pricing decisions is provided on a quarterly basis, and numerous third-party analysts review and report on the financial condition and performance and stock prices of the publicly-traded companies. Specifically, publicly-traded banking organizations produce a wealth of quality financial information available to the public consisting of, but not limited to, quarterly/annual shareholders reports, press releases, Securities and Exchange Commission filings (10-K and 10-Q filings, etc.), as well as the numerous financial reporting requirements of the bank regulatory authorities. Additionally, considerable market/financial analysis of the publicly-traded banking organizations are conducted by investment banking firms and securities brokerage houses nationwide. Finally, Securities and Exchange Commission filings are available via various Internet services, and the great majority of the publicly-traded banking organizations maintain investor relations departments, which are available via Internet websites.

CASH FAIR VALUE DISCUSSION & ANALYSIS

Publicly available information for most closely held banking organizations is usually limited to regulatory filings made available by the banking organizations themselves. Accordingly, the comparative absence of quality data for smaller, more closely-held banking organizations produces a quantifiable negative impact on the price potential investors are willing to pay for the shares of those organizations.

4.	As mentioned previously, the aggregate trading activity for each of the publicly-traded companies (and on an average basis, for all of the considered publicly-traded companies taken as a whole) places informed values on these companies—not simply just one value for a particular trade on any given day. Specifically, the publicly-traded banking organizations possess average monthly trading volume approximating 1%–3% of their outstanding shares, equating to approximately 15%–40% per annum. In essence, the publicly-traded banking organizations frequently record yearly trading volume consisting of hundreds, if not thousands, of individual trades (not just one large block or a few mid-sized trades) equaling in excess of 40% of the outstanding shares—in other words, giving consideration to the individual size of the other shareholdings, effective “control” of the banking organization. Moreover, this level of trading volume conveys to an investor in small-to-moderate blocks of stock the potential liquidation capacity equivalent to that of a “control” shareholder; i.e., the ability to liquidate the investment within a relatively short time-frame without incurring the value impact of either a marketability/liquidity discount or a minority discount.

5.	Since the financial services industry is consolidating at a brisk pace, the ability of the investors to jointly consider the cash “control” prices paid for community banks, in conjunction with the market prices for the larger, publicly-traded banking companies, provides an additional perspective in using this data to determine an appropriate value for the shares of a closely held banking organization operating as a going concern.

6.	When required to determine a proper fair value for the stock of a publicly-traded banking organization involved in an involuntary “cash out” transaction, many state statutes refer to the subject organization’s existing market price (the “stock market exception”), thereby recognizing the validity of utilizing publicly-traded bank stock market in determining an acceptable value for dissenting shareholders.

However, when utilizing the market price data for publicly-traded companies to value the shares of a non-publicly traded company, it is absolutely imperative that adjustments be made to account for the variances, both financial and non-financial, that exist between the appraised company and the publicly-traded companies, particularly when those variances are substantial. Briefly, variances that might possibly exist between the appraised company and the publicly-traded companies include, but are not necessarily restricted to: (i) financial condition, (ii) earning performance, (iii) financial growth prospects, (iv) economic/demographic condition of the trade area(s), (v) competitive situation in the marketplace, (vi) management depth and experience, (vii) shareholder makeup and composition, (viii) differences in product line mix and/or product line limitations, (ix) size/nature/makeup of the franchise, and (x) ability to profitably employ developing technology.

CASH FAIR VALUE DISCUSSION & ANALYSIS

In this case, we have no record of any “arm’s-length” trades of the outstanding common stock of HCBI during the twelve months prior to the valuation date. We are therefore unable to utilize HCBI’s trading price data in determining a cash fair value for HCBI’s common shares.

Accordingly, the relative “thinness” of an effective market for the stock being appraised necessitates the consideration of substitute “comparable” markets for comparative purposes. Accordingly, our cash fair value analysis considers price-to-equity and price-to-earnings multiples of selected publicly-traded banking organizations sold within the Southern United States as of December 31, 2002. From the perspective of the market approach, we believe that the comparison of publicly-traded banking organizations (fully adjusted for all material differences, both financial and nonfinancial), represents the best determinant of cash fair value given that the prices at which the publicly-traded banking organizations trade do not represent a “control” price for those organizations.

As illustrated in the following table, utilizing the publicly-traded market price data that we mentioned previously and that is detailed in Section V of the adjoining information, we calculate a Core Equity Value per share for HCBI of $41.12, based on December 31, 2002 core equity per share of $23.63 (equity capital prior to the addition/subtraction of unrealized gains/losses relating to “available-for-sale” securities). The Earnings Values per share (a hybrid type of both market and investment value) were $32.99, based on 2002 earnings per share of $2.74; and, $31.96, based on projected 2003 earnings per share of $2.65 for HCBI. However, at this point, these values are unadjusted for the numerous financial and nonfinancial differences that always exist between the publicly-traded banking organizations and a typical smaller community banking organization such as HCBI.

DERIVATION OF PRICE VALUES AND COMPARISON

OF RELATED FINANCIAL CHARACTERISTICS

	HCBI		Southern U.S. Publicly-Traded Banking Organizations			Values
Core Equity Capital Per Share	$23.63	*	1.74x		=	$41.12
2002 Net Earnings Per Share	$2.74	*	12.06x		=	$32.99
Est. 2003 Net Earnings Per Share	$2.63	*	12.06x		=	$31.66

Core Equity/Total Assets	8.49%		7.28%			•••
2002 ROA	1.01%		1.12%	(1)		•••
2002 ROE	11.84%		15.19%	(1)		•••

(1)	Represents trailing twelve-month period ending September 30, 2002

As we stated earlier, it is not uncommon for the average financial performance characteristics of the selected publicly-traded banking organizations to vary, sometimes substantially, from those of HCBI. When the variances are significant for relevant financial condition and performance factors, adjustment of the values directly computed using the publicly-traded price multiples is appropriate when determining a reasonable cash fair value. Generally, the material financial criteria for HCBI and

CASH FAIR VALUE DISCUSSION & ANALYSIS

the selected comparable publicly-traded Southern United States banking organizations were as follows:

•	Profitability—HCBI’s 2002 ROA of 1.01% was below the 1.12% average ROA for the selected publicly-traded Southern United States banking organizations for the twelve months ending September 30, 2002, suggesting a Preliminary Market Value Approach Cash Fair Value that equates to a price-to-earnings multiple exceeding than the 12.06x average for the selected publicly-traded banking organizations, assuming a similarity in all other material financial characteristics.

•	Capitalization—HCBI’s December 31, 2002 core common equity-to-assets ratio of 8.49% substantially exceeded the 7.28% average for the selected publicly-traded Southern United States banking organizations at September 30, 2002, suggesting a Preliminary Market Value Approach Cash Fair Value which equates to a price-to-equity multiple well below the 1.74x average for the selected publicly-traded banking organizations, assuming a similarity in all other material financial characteristics.

•	Investment Return—HCBI’s 2002 ROE of 11.84% (the simultaneous consideration of both equity and earnings) was significantly lower than the 15.19% average ROE for the publicly-traded Southern United States banking organizations for the twelve months ending September 30, 2002, suggesting a Preliminary Market Value Approach Cash Fair Value that equates to a price-to-equity multiple considerably lower than the 1.74x average for the selected publicly-traded banking organizations, assuming a similarity in all other material financial characteristics.

•	Asset Quality—HCBI reported nonperforming assets equaling 0.09% of total assets as of December 31, 2002, comparing well below the 0.43% averaged by the selected publicly-traded Southern United States banking organizations at September 30, 2002.

•	Operational Efficiency—The selected publicly-traded Southern United States banking organizations which comprise our comparable market exhibit a slightly lower level of operational efficiency, as evidenced by the 59.65% efficiency ratio for those banking organizations during the twelve months ending September 30, 2002, as compared with the 56.68% recorded by HCBI for the twelve months ending December 31, 2002. Additionally, the comparable banking organizations reported average deposits per branch of $53.8 million at September 30, 2002, as compared with the $30.9 million for HCBI at December 31, 2002.

Accordingly, based solely upon the initial Price Values derived by comparison with the publicly-traded Southern United States banking organizations (i.e., assuming an effective market in existence for the shares of HCBI), and considering only the financial differences mentioned previously, it is our opinion that the Preliminary Market Value Approach Cash Fair Value per share for the shares of HCBI, excluding adjustments for the criteria subsequently presented in this discussion, equals $35.00.

PRELIMINARY MARKET VALUE APPROACH
CASH FAIR VALUE PER SHARE	$35.00

CASH FAIR VALUE DISCUSSION & ANALYSIS

RELATED PRICE MULTIPLES & PRICE INDICES

Price Multiples:
Price-to-Core Equity	$35.00	/	$23.63	=	1.48x
Price-to-Earnings (2002)	$35.00	/	$2.74	=	12.80x
Price-to-Earnings (Est. 2003)	$35.00	/	$2.63	=	13.33x

Price Indices:
Core Equity [(price/(equity multiple)) x (equity/assets)]	1.48x	*	8.49%	=	12.57
Earnings (2002) [(price/earnings multiple) x ROA]	12.80x	*	1.01%	=	12.92
Earnings (Est. 2003) [(price/earnings multiple) x ROA]	13.33x	*	0.92%	=	12.27

As previously noted, considerable non-financial differences normally exist between the publicly-traded banking organizations and typical nonpublicly-traded community banking organizations such as HCBI. Excepting variances in balance sheet condition and income statement performance, these differences “differences in character” include:

•	Higher sensitivity to economic movements

•	Lack of product, industry, and geographic diversification

•	Inability to quickly expand into new markets; commensurate lower growth prospects

•	Comparative competitive disadvantages with regard to technology and corresponding customer diversification

•	Lack of comparable economies of scale/cost disadvantages

•	Lack of comparable relationships with suppliers and customers

•	Higher key person management risk

•	Burdensome regulatory costs

•	Significantly less formalized internal controls

•	Limited infrastructure (lack of management depth and limited internal controls)

•	Potentially inconsistent dividend policy

Accordingly, since we believe that HCBI possesses some of the characteristics described in the prior listing to a degree materially greater than the selected Southern United States publicly-traded banking organizations set forth in Section V, we conclude that the Market Value Approach Cash Fair Value per share of HCBI stock is $33.00, assuming an effective and informed market existed for the shares of HCBI.

MARKET VALUE APPROACH

CASH FAIR VALUE PER SHARE	$33.00

CASH FAIR VALUE DISCUSSION & ANALYSIS

RELATED PRICE MULTIPLES & PRICE INDICES

Price Multiples:
Price-to-Core Equity	$33.00	/	$23.63	=	1.40x
Price-to-Earnings (2002)	$33.00	/	$2.74	=	12.06x
Price-to-Earnings (Est. 2003)	$33.00	/	$2.63	=	12.57x
Price Indices:
Core Equity [(price/(equity multiple)) x (equity/assets)]	1.40x	*	8.49%	=	11.86
Earnings (2002) [(price/earnings multiple) x ROA]	12.06x	*	1.01%	=	12.18
Earnings (Est. 2003) [(price/earnings multiple) x ROA]	12.57x	*	0.92%	=	11.57

INVESTMENT VALUE

The investment or earnings value of any banking organization’s stock is, simply stated, an estimate of the present value of the future benefits, usually earnings, cash flow, or dividends, that will accrue to the stock. An earnings value is comprised of two major components: annual future earnings and an appropriate capitalization rate (the present value discount rate), and is defined by the following formula:

Present Value = S [valuesi/(1 + rate)i]

We believe the utilization of net earnings, rather than cash flows, for this investment value methodology is appropriate given the minimal level of long-term, non-earning investments typically held by a community banking organization. Thus, for most community banking organizations, the absence of significant investments in fixed assets, with the related small size of depreciation and/or amortization expense produces little variance between the net earnings and cash flow streams. Additionally, the utilization of net earnings in calculating the present value of benefits is a widely understood and accepted practice in the valuation of financial institutions.

Our twelve-year projections of the future performance of HCBI through 2013 as set forth in Section III, were based on our analysis of the banking industry, market area, and current financial condition of and historical levels of growth and earnings for HCBI, as well as information provided to us by the management of HCBI. In order to create a ninety-year earnings stream for HCBI, we applied the following growth rates to HCBI’s net earnings: 3.00% for the eighteen years following 2013, and 2.00% for the remaining sixty years. In consideration that the assumed investment horizon of likely buyers of HCBI’s shares is undefined, but is presumed to be long-term, the rate of growth applied to HCBI’s earnings must be one that could reasonably be expected to be sustained indefinitely. Over a prolonged period of time, it is practically impossible to sustain growth at a rate that exceeds the sum of the anticipated rate of inflation plus the expected overall population growth for the trade area(s), as further influenced by the presumed degree of competition from both current and future competitors. Accordingly, given the current rate of inflation and the existing interest rate environment, together with HCBI’s likely growth prospects, we believe the earnings growth rates we have assumed are reasonable and defensible. Indeed, the utilization of these growth rates produces annual net earnings that rise from $5.3 million during 2002 to $52.2 million by 2091.

CASH FAIR VALUE DISCUSSION & ANALYSIS

As set forth in Section IV of the adjoining information, the present value of these earnings projections for HCBI over ninety years, using a present value discount rate of 12.00% applied to the first ten years of the projection period, a 13.00% discount rate applied to the following ten years, and a 14.00% discount rate applied to the last seventy years of the ninety-year projection period, results in an Investment Value of $30.66 per share. We believe these discount rates are appropriate given HCBI’s current financial condition, together with its recent financial performance. Indeed, our experience in valuing hundreds of community banking organizations and observing the prices paid for small blocks of those organizations over the past fifteen years indicate that a discount rate (financial required rate of return) between 12% to 17% is normally acceptable considering the risk-return relationship most investors have demanded for an investment in a small-to-medium community bank.

We recognize that in determining present values, other bank stock valuation firms sometimes use alternative projection period time horizons rather than our ninety-year Present Value in Perpetuity. We believe the calculation of a Present Value in Perpetuity, utilizing a ninety-year time frame, is reasonable, given the immaterial additional value per share of less than $0.01 produced during 2091. Additionally, the negligible additional value per share created beyond the ninety-year time-frame eliminates the need for a residual or terminal value in calculating a present value when utilizing the Present Value in Perpetuity methodology. While we recognize other bank valuation firms, in their computation of present value, sometimes utilize a residual value usually at the end of a five to ten year projection period, frequently using a price level indicator to derive the residual value, we are uncomfortable, based upon our extensive experience in appraising community bank stocks, in employing a residual value calculated at the end of a specific time frame in conjunction with a price level indicator—such as a price-to-equity multiple, price-to-earnings multiple or other specific price level indicator—given the highly erratic market price levels for bank stocks over the past ten to 15 years, and the corresponding price multiples and price indices, together with the uncertainty of the appraised bank achieving a single financial characteristic (equity or earnings level) at a particular point in time in the future.

However, in order to provide an alternative approach in determining an Investment Value, we utilized a residual or terminal value at the end of our initial twelve-year projection period which utilizes the following formula to derive a residual based upon an assumed long-term growth rate and an assumed fixed discount rate:

Residual Value = [Projected Earnings x (1 + Growth Rate)] / (Discount Rate – Growth Rate)

This alternative approach in calculating the Present Value is computed by adding the calculated Residual Value to the sum of the discounted cash flows for the first twelve periods. Therefore, employing a 13.00% discount rate and a 3.00% growth rate to calculate the Residual Value produces an Investment Value of $31.07 per share for the shares of HCBI. Again, we note that we are comfortable with the 13.00% discount rate given HCBI’s current financial condition and performance, together with the projected financial performance. Additionally, we believe that the 3.00% growth rate must reflect the level of growth HCBI would likely be able to sustain growth given the anticipated rate of inflation plus the expected overall population growth for the trade area(s), combined with the presumed degree of competition from both current and future competitors.

Accordingly, given the Investment Values of $30.66 per share calculated utilizing the Present Value in Perpetuity methodology, and $31.07 per share utilizing the Residual Value methodology, we believe an Investment Value of $31.00 is appropriate.

CASH FAIR VALUE DISCUSSION & ANALYSIS

INVESTMENT VALUE APPROACH
CASH FAIR VALUE PER SHARE	$31.00

CASH FAIR VALUE (EXCLUDING MARKETABILITY/ LIQUIDITY CONSTRAINTS)

When the net asset value, market value, and investment value approaches were appropriately considered and all other relevant valuation variables and factors analyzed, giving consideration to the Market Value Approach Cash Fair Value of $33.00 per share and the Investment Value Approach Cash Fair Value of $31.00 per share, and after employing our substantial experience and judgment derived from having completed well over 1,000 appraisals for community banking organizations during the past fifteen years, and as a result of performing these appraisals, becoming specifically aware of the trading activity and price levels and trends that currently exist in community bank stocks, the Cash Fair Value of shares of the outstanding common stock of Henderson Citizens Bancshares, Inc., as of December 31, 2002, was determined to be $32.00 per share, excluding the consideration of a marketability/liquidity discount to reflect the thinly traded market situation that exists for the shares of HCBI.

CASH FAIR VALUE PER SHARE (EXCLUDING A MARKETABILITY/LIQUIDITY DISCOUNT)	$32.00

RELATED PRICE MULTIPLES & PRICE INDICES

Price Multiples:
Price-to-Core Equity	$32.00	/	$23.63	=	1.35x
Price-to-Earnings (2002)	$32.00	/	$2.74	=	11.70x
Price-to-Earnings (Est. 2003)	$32.00	/	$2.63	=	12.19x
Price Indices:
Core Equity [(price/(equity multiple)) x (equity/assets)]	1.35x	*	8.49%	=	11.50
Earnings (2002) [(price/earnings multiple) x ROA]	11.70x	*	1.01%	=	11.82
Earnings (Est. 2003) [(price/earnings multiple) x ROA]	12.19x	*	0.92%	=	11.21

MARKETABILITY/LIQUIDITY DISCOUNT

As mentioned previously, one of the definitional differences we have observed in reviewing the existing case law regarding “fair value” concerns the propriety of applying a “marketability/liquidity discount.” Accordingly, based on our experience, we have appraised the stock of HCBI using the two definitions of fair value which are the most common. Both of the two definitions consider the following: (i) that the appraised company continues to be owned by the current shareholders (i.e., the company is not liquidated or sold to a hypothetical new owner); and (ii) the appraised shares are to be valued as a proportionate interest in the appraised company operating as a going concern without any consideration of the increase or decrease in value that could potentially result from the proposed corporate action itself. However, the first definition includes the consideration of all relevant valuation methodologies and the analysis of all relevant criteria, both

CASH FAIR VALUE DISCUSSION & ANALYSIS

financial and non-financial, that are properly considered in any valuation situation, recognizing that the appropriateness of these methodologies and criteria will be ultimately determined by the proper legal jurisdiction, but without consideration of a valuation technique commonly termed a marketability/liquidity discount (subsequently discussed in this report). Whereas, the second definition is similar in all respects to the first definition, but this definition includes the consideration of the marketability/liquidity constraints normally possessed by shares of stock of closely-held, community banking organizations such as HCBI; i.e., a marketability/liquidity discount is utilized. More succinctly, the first definition is identical to the second definition with the exception that a marketability/liquidity discount is excluded.

In our experience, the broad valuation methodologies/approaches used by appraisal experts to derive a fair value under each of these definitions of “fair value” are substantially similar; the primary difference being that the latter analysis incorporates the use of a marketability/liquidity discount. By way of definition, the marketability/liquidity discount simply recognizes the real-world actions of buyers and sellers of smaller blocks of stock in thinly traded companies. Indeed, it is indisputable that the per share prices at which shares of a thinly traded company are bought and sold are nearly always materially below those trading prices for an otherwise similar company that has an effective market for its shares, assuming minimal variance in all other financial and non-financial factors. Therefore, this valuation technique does not directly relate to the small size of the block(s) of stock being appraised, but rather reflects the “real world” market forces that actually exist for a particular company’s shares.

Notwithstanding that the marketability/liquidity discount simply reflects the reality of the market pricing for companies that possess a thin or nonexistent market for their shares, certain legal jurisdictions have held that the marketability/liquidity discount should not be considered in determining a fair and acceptable value for the dissenting shareholders’ stock in involuntary “cash out” transactions. We note that this position ignores the basis in fact that the real-world existence of the marketability/liquidity discount would have, in all likelihood, reduced the price the shareholders would have actually paid for the shares they own when the shares were originally acquired (by either themselves or those persons from whom they received said shares), thereby creating a potential financial windfall for the dissenting shareholders. Furthermore, the Office of the Comptroller of the Currency—when appraising shareholder positions of national banks in connection with dissenters’ rights proceedings as required under federal regulations—has included in its recent appraisals a discount to reflect the lack of liquidity/marketability that existed for the stock of the appraised national bank. However, notwithstanding that (i) the application of a liquidity/marketability discount is a widely-accepted valuation methodology in the vast majority of appraisal situations, and (ii) numerous case law decisions have directed that all normal and widely-accepted valuation techniques and methodologies should be utilized in deriving “fair value,” we must note that numerous recent “case-law” decisions, largely originating from various state courts, have not included this discount in ultimately determining a fair value conclusion.

As a result of our valuation of small blocks of stock of over 1,000 closely-held community banking organizations over the past fifteen years, we have observed that investors typically are willing to pay less for small blocks of closely-held, thinly-traded community banking organizations than they would pay for the same block of stock if an active market for the stock was in existence. This situation has resulted in appraisal experts using a marketability/liquidity discount to derive a value for such shares that reflects a relative lack of marketability/liquidity.

CASH FAIR VALUE DISCUSSION & ANALYSIS

The application of a “marketability/liquidity” discount constitutes widely-utilized valuation methodology and practice within the appraisal community, and is clearly set forth and discussed in the three widely-accepted publications regarding the valuation of closely-held companies, and the valuation of financial institutions. The first publication, generally regarded as the “bible” of valuation publications, is VALUING A BUSINESS—The Analysis and Appraisal of Closely Held Companies 1. The authors present the necessity for such a “marketability/liquidity” discount with the following statements:

•	Ready marketability definitely adds value to a security. Conversely, lack of marketability detracts from the security’s value as compared to a security that is identical but marketable. In other words, the market pays a premium for liquidity or exacts a discount for lack of it.—Page 45

•	Since ownership interests in closely held businesses do not, by definition, enjoy the ready market of a publicly traded stock, a share in a privately held company usually is worth less than an otherwise comparable share in a publicly held one.—Page 45

The second publication, Valuing Financial Institutions2, further supports the need for “marketability/liquidity” discounts with the following statements:

•	The marketability discount is applied to a freely tradable valuation base to penalize a subject valuation interest for its comparative lack of marketability or liquidity. Theoretically, the marketability discount is that discount necessary to generate a sufficient increment in return to the holder of a minority interest of an entity’s closely-held shares to induce the purchaser to make this particular investment, rather than an alternative investment identical in all respects save marketability.—Page 202

•	Marketability discounts can range from very small (in the range of 5-10 percent) to quite large (60-70 percent or more). The basic logic for the marketability discount lies in illiquidity and the inherent riskiness this implies; therefore, other things being the same, a marketable interest is worth more than a nonmarketable but otherwise identical interest.—Page 202

The third publication, Buying, Selling, & Merging Banks3, provides even further support for the necessity of a “marketability/liquidity” discount with the following statements:

•	Marketability definitely adds value to a security; conversely, lack of marketability detracts from the value of a security. Since minority interests in closely held banks do not enjoy the ready market of publicly traded bank stock, this is a difference that must be considered when valuing an interest in a closely held business by reference to prices of publicly traded stocks.—Page 2-16

•	There have been many court cases, especially those involving valuations for gift or estate tax purposes, that have taken a single lump discount (15 to 30 percent is the most common discount range) to reflect lack of marketability and other block discount factors. The importance of marketability in the valuation of minority blocks has gained increasing recognition over the years. Considerable evidence suggests that the discount for the lack of marketability for a closely held stock, compared with an otherwise similar publicly traded stock, can be significant.—Page 2-16

[1]	Shannon P. Pratt, Robert F. Reilly, & Robert P. Schweihs, VALUING A BUSINESS—The Analysis & Appraisal of Closely Held Companies, 3rd ed. (McGraw-Hill, New York, New York)

[2]	Z. Christopher Mercer, Valuing Financial Institutions (Business One Irwin, Homewood, Illinois)

[3]	Various, Buying, Selling & Merging Banks ©1990 (Sheshunoff Information Services, Inc., Austin, Texas)

CASH FAIR VALUE DISCUSSION & ANALYSIS

Our substantial experience leads us to conclude, after directly observing thousands of arm’s-length purchases/sales of minority blocks of stock of community banking organizations (both with and without our involvement as appraisers), that without question, investors in smaller blocks of stock of thinly-traded, small-to-medium sized community banks consistently apply an effective “marketability/liquidity” discount to the values otherwise indicated through the use of the publicly-traded bank stock market values when pricing their purchases of minority blocks of small community banking organizations. Furthermore, our experience clearly indicates that the effective “marketability/liquidity” discounts applied by purchasers have historically ranged between 5%–30% for typical small-to-medium sized community banking organizations. Consequently, in light of the considerable evidence and support for the existence of marketability/liquidity discounts, under the second definition of fair value set forth on page iv of this discussion, we must quantify an appropriate and relevant marketability/liquidity discount to be applied to the $32.00 Cash Fair Value (excluding a marketability/liquidity discount) per share in determining a Cash Fair Value (including a marketability/liquidity discount) per share for HCBI.

We note that the average weekly trading volume (as a percentage of outstanding shares) for the selected publicly-traded Southern United States banking organizations corresponds to an annualized trading volume approximating 45% of total outstanding shares. Moreover, we again call attention to the complete absence of trading activity for the shares of HCBI. Accordingly, in recognition of the significant variance in marketability/liquidity for the shares of the subject banking organization as compared to the selected comparable publicly-traded banking organizations, we conclude that a marketability/liquidity discount of 10% is appropriate in this valuation circumstance.

CASH FAIR VALUE (INCLUDING A MARKETABILITY/LIQUIDITY DISCOUNT)

Accordingly, the application of a 10% marketability/liquidity discount to the previously-determined $32.00 Cash Fair Value per share (excluding a marketability/liquidity discount) results in a Cash Fair Value per share (including a marketability/liquidity discount) for shares of the outstanding common stock of Henderson Citizens Bancshares, Inc., as of December 31, 2002, of $28.80 ($32.00 x 90%), rounded to $29.00 per share.

CASH FAIR VALUE PER SHARE (INCLUDING A	$32.00 x 90% = $28.80
MARKETABILITY/LIQUIDITY DISCOUNT)

CASH FAIR VALUE DISCUSSION & ANALYSIS

RELATED PRICE MULTIPLES & PRICE INDICES

Price Multiples:
Price-to-Core Equity	$28.80	/	$23.63	=	1.22x
Price-to-Earnings (2002)	$28.80	/	$2.74	=	10.53x
Price-to-Earnings (Est. 2003)	$28.80	/	$2.63	=	10.97x

Price Indices:
Core Equity [(price/(equity multiple)) x (equity/assets)]	1.22x	*	8.49%	=	10.35
Earnings (2002) [(price/earnings multiple) x ROA]	10.53x	*	1.01%	=	10.63
Earnings (Est. 2003) [(price/earnings multiple) x ROA]	10.97x	*	0.92%	=	10.09

However, before determining a value congruent with either the $32.00 Fully-Diluted Cash Fair Value per share (excluding a marketability/liquidity discount) or the $29.00 Fully-Diluted Cash Fair Value per share (including a marketability/liquidity discount), you should consult with competent, experienced legal counsel regarding the propriety of applying a marketability/liquidity discount in setting a value in connection with the proposed transaction.

This analysis report is provided for the confidential, internal use of the Board of Directors of Henderson Citizens Bancshares, Inc.; and, without the prior written consent of The Bank Advisory Group, this report may not be quoted in whole or in part, or otherwise referred to in any report or document or furnished or otherwise communicated to any person, other than legal and tax advisors to Henderson Citizens Bancshares, Inc.

Respectfully submitted,

THE BANK ADVISORY GROUP, INC.

AUSTIN, TEXAS

FEBRUARY 12, 2003

SECTION II

SUMMARY FINANCIAL ANALYSES—

HCBI & PEER:

SUMMARY COMPARATIVE ANALYSIS

Henderson Citizens Bncshrs

Henderson, Texas

PEER Comparative Analysis

	Henderson Citizens Bncshrs	PEER Average	Differential	BHC Ratio as % of Peer Ratio	BHC versus Peer
					Weakness	Strength
General Data	DEC 02	SEP 02
Total Assets	$555,062	$466,242
Total Deposits	$494,952	$385,033
Ln&Lse:Net Unearned Income	$230,329	$273,974
Loans/Assets	41.50%	58.76%	-17.27%	71%	■■
Loans/Deposits	46.54%	71.16%	-24.62%	65%	■■■
Leverage Capital (Tier 1)	$36,338	$45,566
Total Equity Capital	$48,287	$46,763
# of Full-Time Equiv Employees	257	178
Total Number of Locations (most recent)	16	—

Asset Quality & Capital Adequacy	DEC 02	SEP 02
Nonperf Assets/Total Assets	0.09%	0.64%	-0.55%	14%		■■■■■
Nonperf Assets/EqtyCap&LLR	0.97%	5.94%	-4.98%	16%		■■■■■
Net Charge-Offs(YTD)/Average Loans	0.37%	0.30%	0.07%	124%	■■
Loan Loss Reserve/TL	1.50%	1.29%	0.20%	116%		■■
Loan Loss Reserve/Nonperf Loans	798.61%	136.71%	661.90%	584%		■■■■■
Total Equity Capital/Total Assets	8.70%	10.03%	-1.33%	87%	■
Core Equity/Total Assets (net AFS Sec’s)	8.49%	9.68%	-1.19%	88%	■
	DEC 01	DEC 01
Nonperf Assets/EqtyCap&LLR	0.53%	6.60%	-6.07%	8%		■■■■■
Net Charge-Offs(YTD)/Average Loans	0.22%	0.39%	-0.17%	56%		■■■

Profitability Overview	DEC 02	SEP 02
Net Income (Loss)	$5,455	$3,878
Return on Avg Assets	1.01%	1.17%	-0.16%	86%	■
Return on Avg Equity	11.84%	11.70%	0.15%	101%		■
	DEC 01	DEC 01
Net Income (Loss)	$4,366	$4,061
Return on Avg Assets	0.92%	1.03%	-0.11%	89%	■

Income Stmt as a % of Average Assets	DEC 02	SEP 02
Total Interest Income	5.15%	6.00%	-0.84%	86%	■
Total Interest Expense	2.05%	2.17%	-0.12%	94%		■

Net Interest Income	3.10%	3.82%	-0.72%	81%	■■
Prov for Loan & Lease Losses	0.20%	0.28%	-0.09%	70%		■■■
Total Noninterest Income	1.67%	1.10%	0.57%	152%		■■■■
Nonint Exp:Sal & Emp Benefits	2.11%	1.62%	0.49%	130%	■■■
Nonint Exp:Fixed Assets	0.45%	0.45%	-0.01%	98%		■
Nonint Exp:Other	0.94%	0.88%	0.06%	107%	■

Total Noninterest Expense	3.50%	2.95%	0.55%	119%	■■

Net Noninterest Expense	1.83%	1.85%	-0.02%	99%		■

Pre-Tax Operating Income	1.08%	1.69%	-0.61%	64%	■■■
Gain(Loss) on Securities	0.21%	0.04%	0.17%	512%	****	****

Inc Bef Tax & Other Adj	1.29%	1.73%	-0.44%	74%	■■
Applicable Income Taxes	0.28%	0.53%	-0.25%	52%		■■■■
Minority Interest	0.00%	0.03%	-0.03%	0%	****	****
Extraordinary Items, Net	0.00%	0.00%	0.00%	N/D	****	****

Net Income (Loss)	1.01%	1.16%	-0.16%	87%	■

**** Not Assessed for Strength/Weakness

N/D Strength/Weakness Was Not Determinable

PEER: 27 Arkansas, Louisiana, Oklahoma and Texas C corporation companies with total assets between

$350 million to $750 million

See Next Page for Ranking Parameters

1

Henderson Citizens Bncshrs

Henderson, Texas

PEER Comparative Analysis

	Henderson Citizens Bncshrs	PEER Average	Differential	BHC Ratio as % of Peer Ratio	BHC versus Peer
					Weakness	Strength
Efficiency	DEC02	SEP02
Efficiency Ratio	72.29%	58.76%	13.53%	123%	■■
Net Noninterest Expense/AA	1.83%	1.85%	-0.02%	99%		■
Service Charges on Deposit Accts/AA	0.91%	0.64%	0.26%	141%		■■■
Noninterest Income/Overhead Exp	47.71%	37.23%	10.49%	128%		■■
Operating Income per $ of S&B Expense	$0.60	$1.22	-$0.62	49%	■■■■
Operating Income/Avg FTE	$27,502	$50,272	-$22,770	55%	■■■■
Salaries & Benefits/Avg Employees$	$45,619	$41,264	$4,355	111%	■
Total Deposits per Employee $(000)	$1,926	$2,161	-$235	89%	■
Total Assets per Employee $(000)	$2,160	$2,617	-$457	83%	■■
Yields & Rates	DEC02	SEP02
Yield on Loans	7.14%	7.61%	-0.46%	94%	■
Yield on Securities	4.41%	4.95%	-0.54%	89%	■
Cost of Deposits	2.27%	2.39%	-0.12%	95%		■
Asset Mix (as % of Assets)	DEC02	SEP02
Total Nonearning Assets	8.15%	8.63%	-0.48%	94%		■
—Premises & Fixed Assets	2.08%	2.27%	-0.19%	92%		■
—Other Real Estate Owned	0.01%	0.13%	-0.12%	9%		■■■■■
—Intangible Assets	1.94%	0.47%	1.48%	416%	■■■■■
Ln&Lse:Net Unearned Income	41.50%	58.76%	-17.27%	71%	■■
Securities	48.58%	30.07%	18.51%	162%	****	****
Interest-Bearing Cash, FFS & Sec Purch	2.40%	3.30%	-0.90%	73%		■■
Loan Mix (as % of Loans)	DEC02	SEP02
Real Estate Loans/GL	56.68%	64.11%	-7.43%	88%	****	****
—Domestic Construction Loans/GL	2.47%	8.10%	-5.63%	31%	****	****
—Domestic Farmland Loans/GL	3.23%	3.27%	-0.04%	99%	****	****
—Domestic Home Mortgage Loans/GL	34.14%	28.33%	5.81%	121%	****	****
—Domestic Home Equity Loans/GL	0.00%	0.18%	-0.18%	0%	****	****
—Domestic 5+ Family Resdntl Loans/GL	0.36%	1.33%	-0.98%	27%	****	****
—Domestic Commercial RE Loans/GL	16.49%	22.91%	-6.42%	72%	****	****
Domestic Comml & Indust Lns/GL	13.96%	16.60%	-2.64%	84%	****	****
Domestic Agricultural Loans/GL	3.33%	3.32%	0.01%	100%	****	****
Domestic Consumer Loans/GL	15.48%	14.14%	1.33%	109%	****	****
—Credit Card Loans/GL	0.32%	0.77%	-0.44%	42%	****	****
Deposit Mix (as % of Deposits)	DEC02	SEP02
Demand Deposits/TD	15.37%	12.29%	3.08%	125%		■■
MMDA & Other Savings Deposits/TD	32.65%	28.10%	4.55%	116%	****	****
<$100,000 Time Deposits/TD	32.33%	28.03%	4.30%	115%	****	****
$100,000+ Time Deposits/TD	18.83%	21.49%	-2.67%	88%		■
NOW & Other Transaction Accounts/TD	0.83%	10.08%	-9.26%	8%	****	****

**** Not Assessed for Strength/Weakness

N/D Strength/Weakness Was Not Determinable

PEER: 27 Arkansas, Louisiana, Oklahoma and Texas C corporation companies with total assets between

$350 million to $750 million

Ranking Parameters (BHC vs. Peer)
>85% or <115%	■
>70% or <130%	■■
>55% or <145%	■■■
>40% or <160%	■■■■
<40% or >160%	■■■■■

2

HISTORICAL COMPARATIVE ANALYSIS

Henderson Citizens Bncshrs

Henderson, Texas

Historical Comparative Analysis

Balance Sheet	DEC02	DEC01	DEC00	DEC99	DEC98	DEC97
Cash & Due from Depository Inst	$17,994	$26,336	$21,789	$29,397	$26,667	$17,098
Secs:Held-to-Maturity	85,361	57,170	51,245	60,579	74,537	69,234
Secs:Available-for-Sale	184,274	185,410	155,693	131,675	130,886	148,741
Securities	269,635	242,580	206,938	192,254	205,423	217,975
Fed Funds Sold & Sec Purchased	11,410	16,860	4,205	9,285	10,230	5,040
Ln&Lse:Net Unearned Income	230,329	215,870	172,237	146,397	130,964	107,316
Allow for Loan & Lease Loss	3,450	3,205	2,355	2,200	1,701	1,249
Trading Assets	—	—	—	—	—	—
Premises & Fixed Assets	11,568	11,302	8,431	7,032	6,202	5,209
Other Real Estate Owned	68	90	10	150	125	186
Investment in Unconsolidated Sub	—	—	—	814	573	503
Customers Liability on Accept	—	—	—	—	—	—
Intangible Assets	10,787	9,395	4,087	3,709	4,087	1,505
All Other Assets	6,721	8,785	8,332	6,608	4,349	4,910

Total Assets	$555,062	$528,013	$423,674	$393,446	$386,919	$358,493

Total Deposits	494,952	473,730	379,122	355,423	345,720	322,107
Fed Funds Purch & Sec Sold	—	—	—	—	—	—
Trading Liabilities	—	—	—	—	—	—
Commercial Paper	—	—	—	—	—	—
Other Liabs for Borrowed Money	4,913	4,097	1,148	—	2,282	844
Subordinated Notes & Debs	—	—	—	—	—	—
Banks Liab on Acceptances	—	—	—	—	—	—
Other Liabilities	6,910	6,306	4,282	2,252	3,006	2,813
Minority Interest & Similar Items	—	—	—	—	—	—

Total Liabilities & Minority Int	506,775	484,133	384,552	357,675	351,008	325,764
Limited-Life Preferred Stk	—	—	—	—	—	—
Perpetual Preferred Stock	—	—	—	—	—	—
Common Stock	10,800	10,800	10,800	10,800	10,800	10,800
Capital Surplus	5,400	5,400	5,400	5,400	5,400	5,400
Retained Earnings	33,342	29,189	25,894	23,628	21,089	18,875
Tier1:Net Unrd Gn (Ls) on AVS Secs	1,162	903	(575)	(1,938)	649	(335)
Other Equity Capital Components	(2,417)	(2,412)	(2,397)	(2,119)	(2,027)	(2,011)

Total Equity Capital	48,287	43,880	39,122	35,771	35,911	32,729

Total Liab & Equity Cap	$555,062	$528,013	$423,674	$393,446	$386,919	$358,493

Income Statement	DEC02	DEC01	DEC00	DEC99	DEC98	DEC97
Total Interest Income	$27,897	$28,861	$25,527	$23,166	$22,234	$22,266
Total Interest Expense	11,102	15,062	14,015	11,576	11,377	11,545

Net Interest Income	16,795	13,799	11,512	11,590	10,857	10,721
Prov for Loan & Lease Losses	1,065	777	290	354	623	330
Total Noninterest Income	9,037	7,323	6,268	5,226	4,461	3,099
Nonint Exp:Sal & Emp Benefits	11,432	9,179	7,998	6,961	6,296	5,601
Nonint Exp:Fixed Assets	2,409	2,151	1,770	1,541	1,264	1,039
Nonint Exp:Amortization & Impairment	527	321	—	—	—	—
Nonint Exp:Other	4,572	3,608	3,545	3,509	3,053	2,626

Total Noninterest Expense	18,940	15,259	13,313	12,011	10,613	9,266

Pre-Tax Operating Income	5,827	5,086	4,177	4,451	4,082	4,224
Gain (Loss) on Securities	1,134	65	—	187	292	191

Inc Bef Tax & Other Adj	6,961	5,151	4,177	4,638	4,374	4,415
Applicable Income Taxes	1,506	785	552	730	868	1,025
Minority Interest	—	—	—	—	—	—
Extraordinary Items, Net	—	—	—	—	—	—

Net Income (Loss)	$5,455	$4,366	$3,625	$3,908	$3,506	$3,390

3

Henderson Citizens Bncshrs

Henderson, Texas

Historical Comparative Analysis

Income Stmt as a % of Average Assets	DEC02	DEC01	DEC00	DEC99	DEC98	DEC97
Total Interest Income	5.15%	6.05%	6.34%	6.01%	6.15%	6.30%
Total Interest Expense	2.05%	3.16%	3.48%	3.00%	3.15%	3.27%

Net Interest Income	3.10%	2.89%	2.86%	3.01%	3.00%	3.04%
Prov for Loan & Lease Losses	0.20%	0.16%	0.07%	0.09%	0.17%	0.09%
Total Noninterest Income	1.67%	1.54%	1.56%	1.36%	1.23%	0.88%
Nonint Exp:Sal & Emp Benefits	2.11%	1.92%	1.99%	1.81%	1.74%	1.59%
Nonint Exp:Fixed Assets	0.45%	0.45%	0.44%	0.40%	0.35%	0.29%
Nonint Exp:Other	0.94%	0.82%	0.88%	0.91%	0.84%	0.74%

Total Noninterest Expense	3.50%	3.20%	3.31%	3.12%	2.94%	2.62%

Net Noninterest Expense	1.83%	1.66%	1.75%	1.76%	1.70%	1.75%

Pre-Tax Operating Income	1.08%	1.07%	1.04%	1.15%	1.13%	1.20%
Gain (Loss) on Securities	0.21%	0.01%	0.00%	0.05%	0.08%	0.05%

Inc Bef Tax & Other Adj	1.29%	1.08%	1.04%	1.20%	1.21%	1.25%
Applicable Income Taxes	0.28%	0.16%	0.14%	0.19%	0.24%	0.29%
Minority Interest	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Extraordinary Items, Net	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Net Income (Loss)	1.01%	0.92%	0.90%	1.01%	0.97%	0.96%

Return on Avg Equity (ROE)	11.84%	10.44%	9.87%	10.99%	10.19%	10.40%
Yields & Rates	DEC02	DEC01	DEC00	DEC99	DEC98	DEC97
Yield on Loans	7.14%	8.15%	8.22%	8.03%	8.20%	8.09%
Yield on Securities	4.41%	5.37%	5.67%	5.42%	5.66%	5.81%
Cost of Deposits	2.27%	3.50%	3.86%	3.33%	3.51%	3.62%
Efficiency	DEC02	DEC01	DEC00	DEC99	DEC98	DEC97
Efficiency Ratio	72.29%	66.98%	68.59%	65.34%	64.29%	62.66%
Net Noninterest Expense/AA	1.83%	1.66%	1.75%	1.76%	1.70%	1.75%
Service Charges on Deposit Accts/AA	0.91%	0.80%	0.73%	0.72%	0.62%	0.41%
Noninterest Income/Overhead Exp	47.71%	47.99%	47.08%	43.51%	42.03%	33.44%
Operating Income per $ of S&B Expense	$0.60	$0.64	$0.56	$0.69	$0.75	$0.81
Operating Income/Avg FTE	$27,502	$27,919	$24,146	$28,669	$30,277	$31,277
Salaries & Benefits/Avg Employees $	$45,619	$43,710	$43,232	$41,533	$40,515	$38,468
Total Deposits per Employee $(000)	$1,926	$2,007	$1,975	$2,078	$2,083	$2,133
Total Assets per Employee $(000)	$2,160	$2,237	$2,207	$2,301	$2,331	$2,374
Asset Quality & Capital Adequacy	DEC02	DEC01	DEC00	DEC99	DEC98	DEC97
Nonperf Assets/Total Assets	0.09%	0.05%	0.06%	0.05%	0.06%	0.11%
Nonperf Assets/Eqty Cap & LLR	0.97%	0.53%	0.65%	0.48%	0.63%	1.11%
Nonperforming Loans/GL	0.19%	0.07%	0.15%	0.12%	0.08%	0.18%
Restructured:Loans & Leases/GL	0.00%	0.00%	0.71%	0.00%	0.05%	0.00%
Net Charge-Offs(YTD)/Average Loans	0.37%	0.22%	0.09%	-0.10%	0.29%	0.22%
Loan Loss Reserve/TL	1.50%	1.48%	1.37%	1.50%	1.30%	1.16%
Loan Loss Reserve/Nonperf Loans	798.61%	2028.48%	905.77%	1202.19%	1532.43%	650.52%
Total Equity Capital/Total Assets	8.70%	8.31%	9.23%	9.09%	9.28%	9.13%
Core Equity/Total Assets (net AFS Sec’s)	8.49%	8.14%	9.37%	9.58%	9.11%	9.22%
Loans/Assets	41.50%	40.88%	40.65%	37.21%	33.85%	29.94%
Growth Rates: Trailing Twelve Months	DEC02	DEC01	DEC00	DEC99	DEC98	DEC97
%CH:Ln&Lse:Net Unearned Income	6.70%	25.33%	17.65%	11.78%	22.04%	5.24%
%CH:Securities	11.15%	17.22%	7.64%	-6.41%	-5.76%	-4.46%
%CH:Total Assets	5.12%	24.63%	7.68%	1.69%	7.93%	0.47%
%CH:Total Deposits	4.48%	24.95%	6.67%	2.81%	7.33%	0.45%
%CH:Total Equity Capital	10.04%	12.16%	9.37%	-0.39%	9.72%	2.32%
Miscellaneous Items	DEC02	DEC01	DEC00	DEC99	DEC98	DEC97
Total Cash Dividends Declared $(000)	$1,357	$10,917	$1,359	$1,370	$1,291	$1,341
Dividends Declared/Net Income	24.88%	250.05%	37.49%	35.06%	36.82%	39.56%
Effective Tax Rate	21.63%	15.24%	13.22%	15.74%	19.84%	23.22%

4

Henderson Citizens Bncshrs

Henderson, Texas

PEER Historical Comparative Analysis

Income Stmt as a % of Average Assets	SEP02	DEC01	DEC00	DEC99	DEC98	DEC97
Total Interest Income	6.00%	7.04%	7.55%	7.12%	7.44%	7.82%
Total Interest Expense	2.17%	3.27%	3.61%	3.19%	3.41%	3.58%

Net Interest Income	3.82%	3.78%	3.94%	3.93%	4.04%	4.23%
Prov for Loan & Lease Losses	0.28%	0.34%	0.26%	0.21%	0.21%	0.22%
Total Noninterest Income	1.10%	1.10%	1.00%	0.98%	0.95%	0.94%
Nonint Exp:Sal & Emp Benefits	1.62%	1.64%	1.64%	1.58%	1.54%	1.54%
Nonint Exp:Fixed Assets	0.45%	0.46%	0.46%	0.45%	0.45%	0.44%
Nonint Exp:Other	0.88%	0.94%	0.96%	1.00%	0.97%	0.98%

Total Noninterest Expense	2.95%	3.04%	3.05%	3.02%	2.96%	2.96%

Net Noninterest Expense	1.85%	1.95%	2.05%	2.04%	2.01%	2.03%

Pre-Tax Operating Income	1.69%	1.49%	1.63%	1.68%	1.81%	1.98%
Gain(Loss) on Securities	0.04%	0.05%	0.00%	0.01%	0.03%	0.02%

Inc Bef Tax & Other Adj	1.73%	1.54%	1.63%	1.69%	1.84%	2.00%
Applicable Income Taxes	0.53%	0.47%	0.51%	0.51%	0.57%	0.62%
Minority Interest	0.03%	0.03%	0.02%	0.01%	0.01%	0.01%
Extraordinary Items, Net	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Net Income (Loss)	1.16%	1.03%	1.10%	1.17%	1.27%	1.38%

Return on Avg Equity (ROE)	11.70%	10.09%	10.89%	11.72%	12.02%	12.81%
Yields & Rates	SEP02	DEC01	DEC00	DEC99	DEC98	DEC97
Yield on Loans	7.61%	9.02%	9.28%	9.04%	9.52%	10.03%
Yield on Securities	4.95%	5.76%	6.13%	5.78%	6.00%	6.38%
Cost of Deposits	2.39%	3.64%	3.94%	3.51%	3.79%	3.97%
Efficiency	SEP02	DEC01	DEC00	DEC99	DEC98	DEC97
Efficiency Ratio	58.76%	61.16%	60.33%	59.93%	57.68%	55.47%
Net Noninterest Expense/AA	1.85%	1.95%	2.05%	2.04%	2.01%	2.03%
Service Charges on Deposit Accts/AA	0.64%	0.65%	0.63%	0.61%	0.58%	0.59%
Noninterest Income/Overhead Exp	37.23%	36.08%	32.79%	32.50%	32.04%	31.59%
Operating Income per $ of S&B Expense	$1.22	$1.11	$1.15	$1.20	$1.32	$1.43
Operating Income/Avg FTE	$50,272	$44,034	$43,738	$43,335	$46,310	$48,940
Salaries & Benefits/Avg Employees$	$41,264	$39,539	$37,947	$36,226	$35,148	$34,201
Total Deposits per Employee $(000)	$2,161	$2,150	$2,014	$1,981	$2,028	$2,002
Total Assets per Employee $(000)	$2,617	$2,539	$2,368	$2,298	$2,333	$2,289
Asset Quality & Capital Adequacy	SEP02	DEC01	DEC00	DEC99	DEC98	DEC97
Nonperf Assets/Total Assets	0.64%	0.70%	0.67%	0.62%	0.57%	0.51%
Nonperf Assets/EqtyCap&LLR	5.94%	6.60%	6.12%	5.99%	5.25%	4.69%
Nonperforming Loans/GL	0.95%	1.00%	0.92%	0.93%	0.92%	0.74%
Restructured:Loans & Leases/GL	0.06%	0.09%	0.09%	0.02%	0.05%	0.07%
Net Charge-Offs(YTD)/Average Loans	0.30%	0.39%	0.28%	0.26%	0.26%	0.38%
Loan Loss Reserve/TL	1.29%	1.26%	1.20%	1.23%	1.26%	1.24%
Loan Loss Reserve/Nonperf Loans	136.71%	125.58%	129.66%	131.57%	136.18%	166.78%
Total Equity Capital/Total Assets	10.03%	9.86%	10.19%	9.73%	10.13%	10.30%
Core Equity/Total Assets (net AFS Sec’s)	9.68%	9.76%	10.21%	10.12%	10.01%	10.22%
Loans/Assets	58.76%	58.39%	59.91%	56.01%	52.11%	50.95%
Growth Rates: Trailing Twelve Months	SEP02	DEC01	DEC00	DEC99	DEC98	DEC97
%CH:Ln&Lse:Net Unearned Income	13.26%	12.92%	23.29%	18.30%	21.61%	32.31%
%CH:Securities	25.78%	22.44%	0.91%	2.30%	10.97%	19.42%
%CH:Total Assets	15.33%	15.85%	15.28%	10.05%	18.92%	25.94%
%CH:Total Deposits	12.18%	15.34%	13.70%	9.15%	18.21%	25.50%
%CH:Total Equity Capital	11.23%	12.07%	20.81%	5.66%	16.97%	27.84%
Miscellaneous Items	SEP02	DEC01	DEC00	DEC99	DEC98	DEC97
Total Cash Dividends Declared $(000)	$583	$984	$806	$836	$877	$695
Dividends Declared/Net Income	15.03%	24.23%	21.17%	21.62%	22.94%	18.68%
Effective Tax Rate	30.70%	30.88%	30.80%	30.07%	30.79%	30.71%

5

GRAPHICAL ANALYSIS

HCBI and PEER Graphical Analysis

Comparative Return on Average Assets

1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Company	0.97%	1.01%	0.90%	0.92%	1.13%	1.01%
PEER	1.27%	1.17%	1.10%	1.03%	1.17%	

Comparative Return on Average Equity Capital

14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Company	10.19%	10.99%	9.87%	10.44%	13.33%	11.84%
PEER	12.02%	11.72%	10.89%	10.09%	11.70%	

Comparative Net Interest Spread

4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Company	3.00%	3.01%	2.86%	2.89%	3.13%	3.10%
PEER	4.04%	3.93%	3.94%	3.78%	3.82%

6

HCBI and PEER Graphical Analysis

Comparative Net Noninterest Expense

2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
DEC98 DEC99 DEC00 DEC01 SEP02 DEC02
Company 1.70% 1.76% 1.75% 1.66% 1.75% 1.83%
PEER 2.01% 2.04% 2.05% 1.95% 1.85%

Comparative Efficiency Analysis

80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
DEC98 DEC99 DEC00 DEC01 SEP02 DEC02
Company 64.3% 65.3% 68.6% 67.0% 66.7% 72.3%
PEER 57.7% 59.9% 60.3% 61.2% 58.8%

Comparative Employee Profitability Per $ of S&B Expense

$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
DEC98 DEC99 DEC00 DEC01 SEP02 DEC02
Company $0.75 $0.69 $0.56 $0.64 $0.68 $0.60
PEER $1.32 $1.20 $1.15 $1.11 $1.22

7

HCBI and PEER Graphical Analysis

Comparative Profitability Per Average FTE

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Company	$30,355	$28,601	$24,146	$27,919	$29,847	$27,502
PEER	$46,310	$43,335	$43,738	$44,034	$50,272	

Comparative Noninterest Income/Noninterest Expense

50.00%
40.00%
30.00%
20.00%
10.00%
0.00%

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Company	42.03%	43.51%	47.08%	47.99%	48.34%	47.71%
PEER	32.04%	32.50%	32.79%	36.08%	37.23%	

Company Assets, Loans & Deposits

$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Total Assets	$386,919	$393,446	$423,674	$528,013	$545,223	$555,062
Total Loans	$130,964	$146,397	$172,237	$215,870	$228,005	$230,329
Total Deposits	$345,720	$355,423	$379,122	$473,730	$488,583	$494,952

8

HCBI and PEER Graphical Analysis

Comparative Loans/Assets

60%
50%
40%
30%
20%
10%
0%
DEC98 DEC99 DEC00 DEC01 SEP02 DEC02
Company 33.85% 37.21% 40.65% 40.88% 41.82% 41.50%
PEER 52.11% 56.01% 59.91% 58.39% 58.76%

Comparative Demand Deposit Accounts/Total Deposits

16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
DEC98 DEC99 DEC00 DEC01 SEP02 DEC02
Company 12.43% 12.61% 14.01% 14.89% 15.12% 15.37%
PEER 15.55% 15.60% 14.95% 13.27% 12.29%

Comparative Equity/Assets

12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
DEC98 DEC99 DEC00 DEC01 SEP02 DEC02
Company 9.28% 9.09% 9.23% 8.31% 8.68% 8.70%
PEER 10.13% 9.73% 10.19% 9.86% 10.03%

9

HCBI and PEER Graphical Analysis

Comparative Asset Mix

Company (DEC02)

Other Nonearning 6%
Securities 49%
Net Loans 41%
FFS/Earning Cash 2%
Fixed Assets 2%

PEER (SEP02)

Net Loans 59%
Other Nonearning 6%
Securities 30%
FFS/Earning Cash 3%
Fixed Assets 2%

Comparative Loan Mix

Company (DEC02)

Other R/E 38%
Commrcl 14%
Ag Prod 3%
R/E Devlpmt 19%
Consumer 15%
All Other 11%

PEER (SEP02)

Other R/E 33%
Commrcl 17%
R/E Devlpmt 31%
Ag Prod 3%
Consumer 14%
All Other 2%

Comparative Deposit Mix

Company (DEC02)

Small Time 32%
MMDA & Savings 33%
NOW 1%
DDA 15%
Jumbo Time 19%

PEER (SEP02)

Small Time 28%
MMDA & Savings 29%
Jumbo Time 21%
NOW 10%
DDA 12%

10

HCBI and PEER Graphical Analysis

Company Nonperforming Assets

$500
$400
$300
$200
$100
$0

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Loans Past Due 90+ Days	$30	$183	$18	$84	$105	$432
Nonaccrual Loans	$81	$0	$242	$74	$74	$0
Other Real Estate Owned	$125	$0	$10	$90	$104	$68

Comparative Nonperforming Assets/Assets

0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Company	0.06%	0.05%	0.06%	0.05%	0.05%	0.09%
PEER	0.57%	0.62%	0.67%	0.70%	0.64%	

Comparative Loan Loss Reserves/Total Loans

1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%

	DEC98	DEC99	DEC00	DEC01	SEP02	DEC02
Company	1.30%	1.50%	1.37%	1.48%	1.50%	1.50%
PEER	1.26%	1.23%	1.20%	1.26%	1.29%

11

SECTION III

FINANCIAL PROJECTIONS

HENDERSON CITIZENS BANCSHARES, INC.

HENDERSON, TEXAS

FINANCIAL PROJECTIONS

(IN THOUSANDS OF DOLLARS)

Historical:	Total Assets	Net Earnings	Total Dividends	Core Equity	Loan Loss Reserve	Intangible Assets	Long Term Debt
2000	$423,644	$3,624	$1,358	$39,697	$2,355	$4,087	$0
2001	526,185	4,366	1,017	43,031	3,205	9,395	0
2002	555,062	5,455	1,356	48,288	3,431	10,787	0

Projected:
2003	582,815	5,285	1,436	52,137	3,603	9,944	0
2004	611,956	5,689	1,516	56,310	3,783	9,101	0
2005	642,554	6,012	1,595	60,727	3,972	8,280	0

2006	674,681	6,340	1,675	65,392	4,170	7,464	0
2007	708,415	6,727	1,755	70,363	4,379	6,646	0
2008	740,294	7,142	1,835	75,671	4,576	5,930	0

2009	773,607	7,511	1,914	81,267	4,782	5,876	0
2010	808,420	7,925	1,994	87,198	4,997	5,876	0
2011	844,799	8,282	2,074	93,406	5,222	5,876	0

2012	878,590	8,633	2,154	99,885	5,431	5,876	0
2013	913,734	8,979	2,234	106,630	5,648	5,876	0
2014	950,283	9,338	2,313	113,655	5,874	5,876	0

FINANCIAL RATIOS AND PER SHARE DATA

										Per Share Data
Historical:	Asset Growth		Earnings Growth		ROA	ROE	Dividend Payout	Leverage Ratio	Equity-to- Assets	Earnings	Tangible Equity	Dividends
2000	*****	%	*****	%	0.86%	9.13%	37.47%	8.49%	9.37%	$1.812	$17.848	$0.680
2001	24.20		20.47		0.92	10.56	23.29	6.51	8.18	2.188	16.865	0.510
2002	5.49		24.94		1.01	11.95	24.86	6.89	8.70	2.735	18.805	0.680

Projected:
2003	5.00		(3.12)		0.93	10.52	27.17	7.37	8.95	2.650	21.158	0.720
2004	5.00		7.64		0.95	10.49	26.64	7.83	9.20	2.853	23.673	0.760
2005	5.00		5.69		0.96	10.27	26.53	8.27	9.45	3.015	26.300	0.800

2006	5.00		5.45		0.96	10.05	26.42	8.68	9.69	3.179	29.048	0.840
2007	5.00		6.10		0.97	9.91	26.09	9.08	9.93	3.373	31.951	0.880
2008	4.50		6.18		0.99	9.78	25.69	9.50	10.22	3.581	34.972	0.920

2009	4.50		5.16		0.99	9.57	25.49	9.82	10.50	3.766	37.805	0.960
2010	4.50		5.51		1.00	9.41	25.16	10.13	10.79	3.974	40.779	1.000
2011	4.50		4.50		1.00	9.17	25.04	10.43	11.06	4.153	43.892	1.040

2012	4.00		4.24		1.00	8.93	24.95	10.77	11.37	4.329	47.141	1.080
2013	4.00		4.00		1.00	8.70	24.88	11.10	11.67	4.502	50.523	1.120
2014	4.00		4.00		1.00	8.48	24.77	11.41	11.96	4.682	54.046	1.160

HENDERSON CITIZENS BANCSHARES, INC.

HENDERSON, TEXAS

HISTORICAL AND PROJECTED RETURN ON AVERAGE ASSETS

	Historical ROA			Projected Return on Average Assets
As a % of Average Assets	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Net Interest Income	2.86	2.89	3.09	3.03	3.01	3.00	3.00	3.01	3.04	3.05	3.06	3.06	3.06	3.06	3.06
Noninterest Income	1.56	1.54	1.55	1.55	1.55	1.55	1.55	1.55	1.55	1.55	1.55	1.55	1.55	1.55	1.55
Noninterest Expense:
Salary and Benefits	1.99	1.92	2.00	1.98	1.96	1.95	1.94	1.93	1.93	1.93	1.93	1.93	1.93	1.93	1.93
Occupancy	0.44	0.45	0.43	0.43	0.43	0.43	0.43	0.43	0.43	0.43	0.43	0.43	0.43	0.43	0.43
Other	0.88	0.82	0.92	0.89	0.89	0.88	0.88	0.88	0.88	0.88	0.88	0.88	0.88	0.88	0.88

Total Noninterest Expense	3.31	3.19	3.35	3.30	3.28	3.26	3.25	3.24	3.24	3.24	3.24	3.24	3.24	3.24	3.24

Net Noninterest Expense	1.75	1.65	1.80	1.75	1.73	1.71	1.70	1.69	1.69	1.69	1.69	1.69	1.69	1.69	1.69
Provision Expense	0.07	0.16	0.20	0.17	0.14	0.14	0.14	0.14	0.14	0.14	0.14	0.14	0.14	0.14	0.14

Net Income before Securities Transactions	1.04	1.08	1.09	1.11	1.14	1.15	1.17	1.19	1.21	1.23	1.24	1.24	1.24	1.24	1.24
Securities Transactions	0.00	0.01	0.21	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Income Taxes	0.14	0.16	0.28	0.18	0.19	0.20	0.20	0.21	0.22	0.23	0.24	0.24	0.24	0.24	0.24

Net Operating Income	0.90	0.93	1.02	0.93	0.95	0.96	0.96	0.97	0.99	0.99	1.00	1.00	1.00	1.00	1.00
Extraordinary Items, Net	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Net Income	0.90	0.92	1.01	0.93	0.95	0.96	0.96	0.97	0.99	0.99	1.00	1.00	1.00	1.00	1.00

HENDERSON CITIZENS BANCSHARES, INC.

HENDERSON, TEXAS

PROJECTED INCOME STATEMENT ANALYSIS

	Projected Income Statement
In Thousands $(000) of Dollars	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Net Interest Spread	17,229	18,000	18,843	19,785	20,826	21,985	23,090	24,223	25,313	26,387	27,443	28,540
Noninterest Income	8,819	9,259	9,722	10,209	10,719	11,227	11,733	12,261	12,812	13,356	13,891	14,446
Noninterest Expense:
Salary and Benefits	11,265	11,710	12,203	12,749	13,320	13,952	14,580	15,236	15,921	16,597	17,261	17,951
Occupancy	2,446	2,569	2,697	2,832	2,974	3,115	3,255	3,401	3,554	3,705	3,853	4,008
Other	5,077	5,304	5,542	5,804	6,079	6,368	6,654	6,954	7,267	7,575	7,878	8,193

Total Noninterest Expense	18,789	19,583	20,442	21,386	22,373	23,434	24,489	25,591	26,742	27,877	28,992	30,152

Net Noninterest Expense	9,970	10,324	10,720	11,177	11,654	12,207	12,756	13,330	13,930	14,521	15,102	15,706
Provision Expense	967	863	879	923	969	1,015	1,061	1,109	1,159	1,208	1,256	1,306

Net Income before Securities Transactions	6,291	6,813	7,244	7,685	8,203	8,763	9,273	9,784	10,224	10,658	11,085	11,528
Securities Transactions	0	0	0	0	0	0	0	0	0	0	0	0
Income Taxes	1,007	1,124	1,231	1,345	1,477	1,621	1,762	1,859	1,943	2,025	2,106	2,190

Net Operating Income	5,285	5,689	6,012	6,340	6,727	7,142	7,511	7,925	8,282	8,633	8,979	9,338
Extraordinary Items, Net	0	0	0	0	0	0	0	0	0	0	0	0

Net Income	5,285	5,689	6,012	6,340	6,727	7,142	7,511	7,925	8,282	8,633	8,979	9,338

HENDERSON CITIZENS BANCSHARES, INC.

HENDERSON, TEXAS

LOAN QUALITY ANALYSIS

	Loan Loss Reserve Reconciliation				Loan Loss Reserve to Projected Loans	Provision Expense to Projected Avg. Loans	Net Loan Losses to Projected Avg. Loans
	Beginning Balance $(000)	Provision Expense $(000)	Net Loan Losses $(000)	Ending Balance $(000)
2003	$3,431	$967	$796	$3,603	1.49%	0.41%	0.34%
2004	3,603	863	683	3,783	1.49	0.35	0.28
2005	3,783	879	690	3,972	1.49	0.34	0.27
2006	3,972	923	725	4,170	1.49	0.34	0.27
2007	4,170	969	761	4,379	1.49	0.34	0.27
2008	4,379	1,015	818	4,576	1.49	0.34	0.27
2009	4,576	1,061	855	4,782	1.49	0.34	0.27
2010	4,782	1,109	894	4,997	1.49	0.34	0.27
2011	4,997	1,159	934	5,222	1.49	0.34	0.27
2012	5,222	1,208	999	5,431	1.49	0.34	0.28
2013	5,431	1,256	1,039	5,648	1.49	0.34	0.28
2014	5,648	1,306	1,080	5,874	1.49	0.34	0.28

SECTION IV

PRESENT VALUE OF EARNINGS IN PERPETUITY

Present Value Analysis

HENDERSON CITIZENS BANCSHARES, INC.

HENDERSON, TEXAS

Periods	PV of 1 @ Stated DR	Annual Net Income (000)	NI x NPV Factor (000)	Aggregate NPV (000)	Aggregate NPV Per Share
1/2003	0.892857	$5,235	$4,674	$4,674	$2.344
2/2004	0.797194	$5,681	$4,529	$9,203	$4.615
3/2005	0.711780	$6,004	$4,274	$13,476	$6.758
4/2006	0.635518	$6,331	$4,023	$17,500	$8.775
5/2007	0.567427	$6,718	$3,812	$21,312	$10.687

6/2008	0.506631	$7,133	$3,614	$24,926	$12.499
7/2009	0.452349	$7,501	$3,393	$28,319	$14.200
8/2010	0.403883	$7,915	$3,197	$31,516	$15.803
9/2011	0.360610	$8,271	$2,983	$34,498	$17.299
10/2012	0.321973	$8,622	$2,776	$37,274	$18.691

11/2013	0.260698	$8,967	$2,338	$39,612	$19.863
12/2014	0.230706	$9,326	$2,152	$41,763	$20.942
13/2015	0.204165	$9,606	$1,961	$43,725	$21.926
14/2016	0.180677	$9,894	$1,788	$45,512	$22.822
15/2017	0.159891	$10,191	$1,629	$47,142	$23.639

16/2018	0.141496	$10,496	$1,485	$48,627	$24.384
17/2019	0.125218	$10,811	$1,354	$49,981	$25.063
18/2020	0.110812	$11,136	$1,234	$51,215	$25.682
19/2021	0.098064	$11,470	$1,125	$52,339	$26.246
20/2022	0.086782	$11,814	$1,025	$53,365	$26.760

21/2023	0.063826	$12,168	$777	$54,141	$27.149
22/2024	0.055988	$12,533	$702	$54,843	$27.501
23/2025	0.049112	$12,909	$634	$55,477	$27.819
24/2026	0.043081	$13,297	$573	$56,050	$28.106
25/2027	0.037790	$13,696	$518	$56,567	$28.366

26/2028	0.033149	$14,106	$468	$57,035	$28.600
27/2029	0.029078	$14,530	$422	$57,457	$28.812
28/2030	0.025507	$14,965	$382	$57,839	$29.003
29/2031	0.022375	$15,414	$345	$58,184	$29.176
30/2032	0.019627	$15,877	$312	$58,496	$29.333

31/2033	0.017217	$16,194	$279	$58,775	$29.472
32/2034	0.015102	$16,518	$249	$59,024	$29.598
33/2035	0.013248	$16,849	$223	$59,247	$29.709
34/2036	0.011621	$17,186	$200	$59,447	$29.810
35/2037	0.010194	$17,529	$179	$59,626	$29.899

36/2038	0.008942	$17,880	$160	$59,785	$29.979
37/2039	0.007844	$18,238	$143	$59,929	$30.051
38/2040	0.006880	$18,602	$128	$60,057	$30.115
39/2041	0.006035	$18,974	$115	$60,171	$30.173
40/2042	0.005294	$19,354	$102	$60,274	$30.224

41/2043	0.004644	$19,741	$92	$60,365	$30.270
42/2044	0.004074	$20,136	$82	$60,447	$30.311
43/2045	0.003573	$20,538	$73	$60,521	$30.348
44/2046	0.003135	$20,949	$66	$60,586	$30.381
45/2047	0.002750	$21,368	$59	$60,645	$30.410

Periods	PV of 1 @ Stated DR	Annual Net Income (000)	NI x NPV Factor (000)	Aggregate NPV (000)	Aggregate NPV Per Share
46/2048	0.002412	$21,796	$53	$60,698	$30.437
47/2049	0.002116	$22,231	$47	$60,745	$30.460
48/2050	0.001856	$22,676	$42	$60,787	$30.481
49/2051	0.001628	$23,130	$38	$60,824	$30.500
50/2052	0.001428	$23,592	$34	$60,858	$30.517

51/2053	0.001253	$24,064	$30	$60,888	$30.532
52/2054	0.001099	$24,545	$27	$60,915	$30.546
53/2055	0.000964	$25,036	$24	$60,939	$30.558
54/2056	0.000846	$25,537	$22	$60,961	$30.569
55/2057	0.000742	$26,048	$19	$60,980	$30.579

56/2058	0.000651	$26,569	$17	$60,998	$30.587
57/2059	0.000571	$27,100	$15	$61,013	$30.595
58/2060	0.000501	$27,642	$14	$61,027	$30.602
59/2061	0.000439	$28,195	$12	$61,039	$30.608
60/2062	0.000385	$28,759	$11	$61,050	$30.614

61/2063	0.000338	$29,334	$10	$61,060	$30.619
62/2064	0.000296	$29,921	$ 9	$61,069	$30.623
63/2065	0.000260	$30,519	$ 8	$61,077	$30.627
64/2066	0.000228	$31,129	$ 7	$61,084	$30.631
65/2067	0.000200	$31,752	$ 6	$61,090	$30.634

66/2068	0.000176	$32,387	$ 6	$61,096	$30.637
67/2069	0.000154	$33,035	$ 5	$61,101	$30.639
68/2070	0.000135	$33,696	$ 5	$61,106	$30.641
69/2071	0.000118	$34,369	$ 4	$61,110	$30.644
70/2072	0.000104	$35,057	$ 4	$61,113	$30.645

71/2073	0.000091	$35,758	$ 3	$61,117	$30.647
72/2074	0.000080	$36,473	$ 3	$61,120	$30.648
73/2075	0.000070	$37,203	$ 3	$61,122	$30.650
74/2076	0.000062	$37,947	$ 2	$61,125	$30.651
75/2077	0.000054	$38,706	$ 2	$61,127	$30.652

76/2078	0.000047	$39,480	$ 2	$61,129	$30.653
77/2079	0.000042	$40,269	$ 2	$61,130	$30.654
78/2080	0.000036	$41,075	$ 1	$61,132	$30.654
79/2081	0.000032	$41,896	$ 1	$61,133	$30.655
80/2082	0.000028	$42,734	$ 1	$61,134	$30.656

81/2083	0.000025	$43,589	$ 1	$61,135	$30.656
82/2084	0.000022	$44,461	$ 1	$61,136	$30.657
83/2085	0.000019	$45,350	$ 1	$61,137	$30.657
84/2086	0.000017	$46,257	$ 1	$61,138	$30.658
85/2087	0.000015	$47,182	$ 1	$61,139	$30.658

86/2088	0.000013	$48,125	$ 1	$61,139	$30.658
87/2089	0.000011	$49,088	$ 1	$61,140	$30.659
88/2090	0.000010	$50,070	$ 0	$61,140	$30.659
89/2091	0.000009	$51,071	$ 0	$61,141	$30.659
90/2092	0.000008	$52,093	$ 0	$61,141	$30.659

SECTION V

COMPARABLE ANALYSIS—SELECTED PUBLICLY-TRADED

BANKING ORGANIZATIONS IN THE SOUTHERN U.S.

COMPARABLE VALUES FOR SELECTED BANKING ORGANIZATIONS

Southern United States

December 31, 2002

Company	City	ST	Ticker	Closing Price ($)	Total Common Captlztn ($M)	Insider Ownership	Price Benchmarks
							Price To:			Price Equity Index
							Core Equity Per Share	Equity Per Share	EPS-FD (12-Month Trailing)
Bank of the Ozarks, Inc.	Little Rock	AR	OZRK	$23.440	$176	41.30%	2.67x	2.62x	13.88x	18.70
Guaranty Bancshares, Inc.	Mount Pleasant	TX	GNTY	$16.090	$ 44	46.55%	1.43x	1.38x	10.47x	9.34
IBERIABANK Corporation	New Iberia	LA	IBKC	$40.160	$222	9.88%	1.64x	1.63x	13.16x	15.93
MetroCorp Bancshares, Inc.	Houston	TX	MCBI	$11.600	$ 88	28.77%	1.16x	1.11x	11.46x	9.69
MidSouth Bancorp, Inc.	Lafayette	LA	MSL	$17.300	$ 37	38.86%	2.01x	1.91x	9.35x	13.13
Southside Bancshares, Inc.	Tyler	TX	SBSI	$14.810	$125	17.10%	1.75x	1.57x	10.71x	9.39
Southwest Bancorp, Inc.	Stillwater	OK	OKSB	$25.760	$145	10.12%	1.63x	1.59x	11.64x	11.45
Summit Bancshares, Inc.	Fort Worth	TX	SBIT	$19.500	$131	16.10%	1.95x	1.87x	14.93x	17.76
Texas United Bancshares, Incorporated	La Grange	TX	TXUI	$18.300	$ 50	17.50%	1.46x	1.40x	12.97x	8.65

Group Average					$113	25.13%	1.74x	1.67x	12.06x	12.67
Group Median					$125	17.50%	1.64x	1.59x	11.64x	11.45

COMPARABLE VALUES FOR SELECTED BANKING ORGANIZATIONS

Southern United States

December 31, 2002

Company	Most Recent Quarter End Date	As of 09/30/2002			12-Month Period Ending 09/30/2002				As of 09/30/2002
		Total Assets ($M)	Core Equity-to- Assets Ratio	Equity-to- Assets Ratio	ROA	ROE	Efficiency Ratio	Deposit Growth	NPAs/ Assets	Reserves / NPLs	# of Branches	Deposits Per Location
Bank of the Ozarks, Inc.	9/30/2002	$965	7.01%	7.15%	1.45%	21.23%	45.60%	21.10%	0.34%	386%	33	$22,944
Guaranty Bancshares, Inc.	9/30/2002	$516	6.51%	6.78%	0.88%	12.72%	66.13%	10.61%	0.79%	114%	11	$37,807
IBERIABANK Corporation	9/30/2002	$1,460	9.69%	9.80%	1.21%	12.56%	55.01%	-1.79%	0.44%	580%	39	$31,089
MetroCorp Bancshares, Inc.	9/30/2002	$841	8.37%	8.70%	1.03%	11.45%	58.81%	9.78%	NA %	NA %	14	$49,126
MidSouth Bancorp, Inc.	9/30/2002	$382	6.52%	6.89%	1.11%	16.80%	67.32%	10.24%	0.26%	415%	19	$18,032
Southside Bancshares, Inc.	9/30/2002	$1,306	5.36%	5.99%	1.11%	19.46%	63.63%	7.75%	0.23%	259%	21	$37,418
Southwest Bancorp, Inc.	9/30/2002	$1,299	7.02%	7.20%	1.04%	14.82%	56.16%	10.90%	0.50%	213%	7	$147,193
Summit Bancshares, Inc.	9/30/2002	$683	9.13%	9.49%	1.39%	14.51%	51.24%	6.54%	0.72%	137%	5	$114,182
Texas United Bancshares, Incorporated	9/30/2002	$558	5.94%	6.19%	0.84%	13.14%	72.93%	23.79%	0.16%	397%	17	$25,998

Group Average		$890	7.28%	7.58%	1.12%	15.19%	59.65%	10.99%	0.43%	312%	18	$53,754
Group Median		$841	7.01%	7.15%	1.11%	14.51%	58.81%	10.24%	0.39%	323%	17	$37,418

COMPARABLE VALUES FOR SELECTED BANKING ORGANIZATIONS

Southern United States

December 31, 2002

	Dividends			Trading Volume: 12-Month Period Ending 01/06/03
Company	Dividends Declared MRQ	Dividend Payout MRQ	Annual Dividend Yield % MRQ	Avg. Daily Trading Volume	Avg. Weekly Trading Volume as % Shares O/S

Bank of the Ozarks, Inc.	$0.08	17.02%	1.37%	26,482	1.72%
Guaranty Bancshares, Inc.	$0.00	0.00%	0.00%	1,554	0.26%
IBERIABANK Corporation	$0.20	26.32%	1.99%	20,333	1.76%
MetroCorp Bancshares, Inc.	$0.06	17.14%	2.07%	4,535	0.32%
MidSouth Bancorp, Inc.	$0.05	11.90%	1.16%	6,740	1.16%
Southside Bancshares, Inc.	$0.07	16.27%	1.80%	9,333	0.56%
Southwest Bancorp, Inc.	$0.11	19.30%	1.71%	17,840	1.54%
Summit Bancshares, Inc.	$0.12	32.43%	2.46%	10,290	0.83%
Texas United Bancshares, Incorporated	$0.10	45.45%	2.19%	450	0.02%

Group Average		20.65%	1.64%	10,840	0.91%
Group Median		17.14%	1.80%	9,333	0.83%

SECTION VI

MARKET SHARE & DEMOGRAPHIC ANALYSES

State Snapshot

Market: TX				Deposit Data as of 6/30/2002

Deposits Summary (Deposit data in $000)
	6/1998	6/1999	6/2000	6/2001	6/2002	CAGR(%)
Bank Deposits	171,336,822	175,804,279	182,224,623	208,370,379	217,922,993	6.20
Thrift Deposits	28,244,528	29,360,636	32,488,298	31,492,361	34,967,587	5.48
Savings Bank Deposits	2,268,115	2,609,744	2,714,355	3,527,642	3,692,787	12.96
Credit Union Deposits	24,184,712	26,448,788	27,754,158	30,973,521	35,107,852	9.77
Total Deposits	226,034,177	234,223,447	245,181,434	274,363,903	291,691,219	6.58
Weighted Deposits	186,593,144	191,789,469	199,825,950	225,880,381	237,253,180	6.19

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

Demographic Data

	Base 1990	Current 2002	Projected 2007	% Change 1990-2002	% Change 2002-2007
Total Population:	16,986,510	21,607,740	23,490,188	27.21	8.71
0–14 Age Group (%):	24	23	23	24.06	5.57
15–34 Age Group (%):	34	30	30	13.75	9.04
35–54 Age Group (%):	25	28	28	47.30	6.05
55+ Age Group (%):	18	18	19	29.28	16.46

Total Households:	6,070,937	7,664,020	8,336,645	26.24	8.78
$0–24K Households (%):	46	27	21	-27.64	-13.44
$25–50K Households (%):	32	27	25	6.03	0.04
$50K+ Households (%):	21	46	54	172.78	26.68

Average Household Income:	35,668	64,606	80,334	81.13	24.34
Median Household Income:	27,014	45,923	54,549	70.00	18.78
Per Capita Income:	12,882	23,263	28,898	80.59	24.22
Source: Claritas

Source:  SNL Financial, Charlottesville, VA                                                  Page 1                                                                  04/25/2003

Market Share and Demographic Profile

Henderson Citizens Bancshares, Inc.

Bank

By County

	Number of Branches	Company Deposits in Market ($000)	Deposit Market Share (%)	Percent of State Franchise (%)	Percent of National Franchise (%)	Total Population 2002 (Actual)	Population Change 1990-2002 (%)	Projected Population Change 2002-2007 (%)	Median HH Income 2002 ($)	HH Income Change 1990-2002 (%)	Projected HH Income Change 2002-2007 (%)
Texas (TX)
Rusk	5	280,328	56.33	57.91	57.91	48,456	10.79	4.75	31,867	43.47	11.22
Henderson	3	67,575	10.88	13.96	13.96	76,972	31.48	11.47	33,812	63.05	16.62
Harrison	2	49,341	9.19	10.19	10.19	63,419	10.33	4.80	34,240	51.51	11.25
Marion	1	45,375	65.68	9.37	9.37	11,113	11.31	3.94	21,260	38.93	12.12
Gregg	3	26,568	1.65	5.49	5.49	112,021	6.74	1.66	40,253	58.02	12.43
Navarro	2	14,929	3.16	3.08	3.08	45,992	15.19	4.87	37,458	74.45	18.39
TX totals:	16	484,116		100.00	100.00	357,973
Weighted Average: Texas Franchise							13.59	5.45	32,019	48.35	12.35
Aggregate: Entire State of Texas						21,607,740	27.21	8.71	45,923	70.00	18.78
Aggregate: National						286,815,104	15.32	4.78	47,065	56.60	16.31

Weighted Average is calculated as the sum of (Percent of State/National Franchise * demographic item) within each market.

Deposit Market Share Analysis

Henderson Citizens Bcshs Inc.

Bank

Pending Ownership, including Bank, Savings Bank, Thrift Branches

Ownership as of: 01/22/2003

Holding Company Level

Markets grouped by County, Top 10 institutions included

COUNTY: Rusk, TX

Rank	Institution	Type	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Weighted Deposits in Market ($000)	Weighted Market Share (%)	Deposit HHI	Percent of Parent Deposits (%)
1	Henderson Citizens Bcshs Inc. (TX)	Bank	5	280,328	56.33	280,328	59.90	3,588	57.91
2	Texas Bank (TX)	Bank	2	73,864	14.84	73,864	15.78	249	77.03
3	Henderson FSA (TX)	Thrift	1	59,287	11.91	29,644	6.33	40	100.00
4	Bank of America Corp. (NC)	Bank	1	42,436	8.53	42,436	9.07	82	0.01
5	Overton Financial Corporation (TX)	Bank	2	41,277	8.29	41,277	8.82	78	7.10
6	Woodforest Financial Group (TX)	Bank	1	443	0.09	443	0.09	0	0.04
	Totals	6	12	497,635		467,992		4,037

COUNTY: Hensderson, TX

Rank	Institution	Type	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Weighted Deposits in Market ($000)	Weighted Market Share (%)	Deposit HHI	Percent of Parent Deposits (%)
1	First National Bank (TX)	Bank	3	179,128	28.84	179,128	29.74	885	92.69
2	Jane Austin Chapman Ltd Prtnsh (TX)	Bank	3	167,200	26.92	167,200	27.76	771	18.49
3	Cedar Creek Bancshares, Inc. (TX)	Bank	3	69,356	11.17	69,356	11.52	133	77.25
4	Henderson Citizens Bcshs Inc. (TX)	Bank	3	67,575	10.88	67,575	11.22	126	13.96
5	Kidd Partners, Ltd. (TX)	Bank	3	40,965	6.60	40,965	6.80	46	34.89
6	First State Bank of Brownsboro (TX)	Bank	2	39,434	6.35	39,434	6.55	43	100.00
7	Jacksonville Bancorp Inc. (TX)	Thrift	1	37,710	6.07	18,855	3.13	10	11.19
8	First National Bank (TX)	Bank	2	12,465	2.01	12,465	2.07	4	28.67
9	Woodforest Financial Group (TX)	Bank	2	7,303	1.18	7,303	1.21	1	0.65
	Totals	9	24	621,136		602,281		2,019

COUNTY: Harrison, TX

Rank	Institution	Type	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Weighted Deposits in Market ($000)	Weighted Market Share (%)	Deposit HHI	Percent of Parent Deposits (%)
1	Hibernia Corp. (LA)	Bank	2	153,834	28.64	153,834	29.80	888	1.26
2	Bank One Corp. (IL)	Bank	1	100,677	18.74	100,677	19.50	380	0.07
3	BancorpSouth Inc. (MS)	Bank	3	88,117	16.40	88,117	17.07	291	1.06
4	Henderson Citizens Bcshs Inc. (TX)	Bank	2	49,341	9.19	49,341	9.56	91	10.19
5	Temple-Inland, Inc. (TX)	Thrift	1	41,832	7.79	20,916	4.05	16	0.47
6	Overton Financial Corporation (TX)	Bank	1	34,167	6.36	34,167	6.62	44	5.88
7	East Texas Bancorp, Inc. (TX)	Bank	2	28,924	5.38	28,924	5.60	31	67.43
8	Ruff Partners, Limited (TX)	Bank	1	20,927	3.90	20,927	4.05	16	86.59
9	Jane Austin Chapman Ltd Prtnsh (TX)	Bank	1	13,481	2.51	13,481	2.61	7	1.49
10	Panola National Bancshares Inc (TX)	Bank	1	5,175	0.96	5,175	1.00	1	8.58
	Totals	11	17	537,141		516,225		1,767

COUNTY: Marrison, TX

Rank	Institution	Type	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Weighted Deposits in Market ($000)	Weighted Market Share (%)	Deposit HHI	Percent of Parent Deposits (%)
1	Henderson Citizens Bcshs Inc. (TX)	Bank	1	45,375	65.68	45,375	65.68	4,314	9.37
2	Chalybeate Springs Corporation (TX)	Bank	1	23,709	34.32	23,709	34.32	1,178	19.74
	Totals	2	2	69,084		69,084		5,492

COUNTY: Gregg, TX

Rank	Institution	Type	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Weighted Deposits in Market ($000)	Weighted Market Share (%)	Deposit HHI	Percent of Parent Deposits (%)
1	Overton Financial Corporation (TX)	Bank	5	371,527	23.04	371,527	24.47	599	63.90
2	Regions Financial Corp. (AL)	Bank	5	260,087	16.13	260,087	17.13	293	0.91
3	Bank One Corp. (IL)	Bank	2	242,933	15.06	242,933	16.00	256	0.17
4	Temple-Inland, Inc. (TX)	Thrift	2	157,757	9.78	78,879	5.19	27	1.77
5	Century Capital Financial, Inc (TX)	Bank	4	106,556	6.61	106,556	7.02	49	100.00
6	East Texas Financial Corp. (TX)	Bank	2	74,530	4.62	74,530	4.91	24	32.02
7	Spring Hill Holdings Corp. (TX)	Bank	1	70,297	4.36	70,297	4.63	21	100.00
8	Southside Bancshares Inc. (TX)	Bank	4	67,799	4.20	67,799	4.47	20	8.58
9	Hibernia Corp. (LA)	Bank	3	62,209	3.86	62,209	4.10	17	0.51
10	Jane Austin Chapman Ltd Prtnsh (TX)	Bank	2	61,693	3.83	61,693	4.06	17	6.82

13	Henderson Citizens Bcshs Inc. (TX)	Bank	3	26,568	1.65	26,568	1.75	3	5.49
	Totals	17	45	1,612,816		1,518,412		1,335

COUNTY: Navarro, TX
Rank	Institution	Type	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Weighted Deposits in Market ($000)	Weighted Market Share (%)	Deposit HHI	Percent of Parent Deposits (%)

1	Community Bank Holdings of TX (TX)	Bank	2	131,874	27.95	131,874	28.59	817	59.97
2	Bank One Corp. (IL)	Bank	1	89,967	19.07	89,967	19.51	380	0.06
3	Bank of America Corp. (NC)	Bank	1	79,176	16.78	79,176	17.17	295	0.02
4	City National Bank (TX)	Bank	1	40,617	8.61	40,617	8.81	78	100.00
5	First State Bk North TX (TX)	Bank	3	35,373	7.50	35,373	7.67	59	43.18
6	Temple-Inland, Inc. (TX)	Thrift	1	21,126	4.48	10,563	2.29	5	0.24
7	Cedar Creek Bancshares, Inc. (TX)	Bank	1	20,428	4.33	20,428	4.43	20	22.75
8	Powell State Bank (TX)	Bank	1	15,017	3.18	15,017	3.26	11	100.00
9	Henderson Citizens Bcshs Inc. (TX)	Bank	2	14,929	3.16	14,929	3.24	10	3.08
10	Dawson Bancshares Inc. (TX)	Bank	1	13,924	2.95	13,924	3.02	9	76.51
	Totals	11	16	471,812		461,249		1,688

Deposit Market Share Summary

Henderson Citizens Bcshs Inc.

Bank

By County

County	Market Share Rank	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Percent of Parent Deposits (%)	Market Deposit HHI
Rusk, TX	1	5	280,328	56.33	57.91	4,037
Henderson, TX	4	3	67,575	10.88	13.96	2,018
Harrison, TX	4	2	49,341	9.19	10.19	1,767
Marion, TX	1	1	45,375	65.68	9.37	5,492
Gregg, TX	13	3	26,568	1.65	5.49	1,335
Navarro, TX	9	2	14,929	3.16	3.08	1,688

Herfindahl-Hirschman Index Weightings

Bank Deposits are weighted at 100%

Savings Bank Deposits are weighted at 50%

Thrift Deposits are weighted at 50%

Market Share and Demographic Profile

Henderson Citizens Bancshares, Inc.

Bank

By MSA

	Number of Branches	Company Deposits in Market ($000)	Deposit Market Share (%)	Percent of National Franchise (%)	Total Population 2002 (Actual)	Population Change 1990-2002 (%)	Projected Population Change 2002-2007 (%)	Median HH Income 2002 ($)	HH Income Change 1990-2002 (%)	Projected HH Income Change 2002-2007 (%)
MSA
Longview-Marshall	5	75,909	2.99	52.90	211,830	9.30	3.55	36,536	52.54	12.41
Dallas	3	67,575	0.14	47.10	3,688,372	37.82	11.42	59,153	81.07	22.73
Totals:	8	143,484		100.00	3,900,202

Weighted Average						22.73	7.26	47,188	65.98	17.27
Aggregate: National					286,815,104	15.32	4.78	47,065	56.60	16.31

Weighted Average is calculated as the sum of (Percent of State/National Franchise * demographic item) within each market.

Deposit Market Share Analysis

Henderson Citizens Bcshs Inc.

Bank

Pending Ownership, including Bank, Savings Bank, Thrift Branches

Ownership as of: 01/22/2003

Holding Company Level

Markets grouped by MSA, Top 10 institutions included

MSA: 4420: Longview-Marshall, TX

Rank	Institution	Type	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Weighted Deposits in Market ($000)	Weighted Market Share (%)	Deposit HHI	Percent of Parent Deposits (%)
1	Overton Financial Corporation (TX)	Bank	6	405,694	16.00	405,694	16.82	283	69.78
2	Bank One Corp. (IL)	Bank	3	343,610	13.55	343,610	14.24	203	0.24
3	Regions Financial Corp. (AL)	Bank	5	260,087	10.26	260,087	10.78	116	0.91
4	Hibernia Corp. (LA)	Bank	5	216,043	8.52	216,043	8.96	80	1.77
5	First Gilmer Bankshares, Inc. (TX)	Bank	5	201,332	7.94	201,332	8.35	70	77.37
6	Temple-Inland, Inc. (TX)	Thrift	3	199,589	7.87	99,795	4.14	17	2.24
7	Gilmer National Bcshrs, Inc. (TX)	Bank	1	139,712	5.51	139,712	5.79	34	100.00
8	Century Capital Financial, Inc (TX)	Bank	4	106,556	4.20	106,556	4.42	20	100.00
9	Jane Austin Chapman Ltd Prtnsh (TX)	Bank	5	104,222	4.11	104,222	4.32	19	11.52
10	BancorpSouth Inc. (MS)	Bank	3	88,117	3.48	88,117	3.65	13	1.06
11	Henderson Citizens Bcshs Inc. (TX)	Bank	5	75,909	2.99	75,909	3.15	10	15.68
	Totals	23	72	2,535,181		2,412,295		897

MSA: 1920: Dallas, TX

Rank	Institution	Type	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Weighted Deposits in Market ($000)	Weighted Market Share (%)	Deposit HHI	Percent of Parent Deposits (%)
1	Bank of America Corp. (NC)	Bank	121	12,433,975	24.93	12,433,975	26.83	720	3.81
2	Bank One Corp. (IL)	Bank	55	7,791,428	15.62	7,791,428	16.81	283	5.33
3	J.P. Morgan Chase & Co. (NY)	Bank	28	3,674,395	7.37	3,674,395	7.93	63	2.16
4	Washington Mutual Inc. (WA)	Thrift	72	2,280,076	4.57	1,140,038	2.46	6	1.89
5	Compass Bancshares Inc. (AL)	Bank	29	2,082,382	4.17	2,082,382	4.49	20	14.12
6	Comerica Inc. (MI)	Bank	26	1,946,802	3.90	1,946,802	4.20	18	5.13
7	Wells Fargo & Co. (CA)	Bank	68	1,923,201	3.86	1,923,201	4.15	17	1.02
8	Temple-Inland, Inc. (TX)	Thrift	20	1,502,724	3.01	751,362	1.62	3	16.86
9	Beal Financial Corp. (TX)	Thrift	2	1,465,768	2.94	732,884	1.58	3	77.34

10	BOK Financial Corp. (OK)	Bank	12	953,332	1.91	953,332	2.06	4	12.83
63	Henderson Citizens Bcshs Inc. (TX)	Bank	3	67,575	0.14	67,575	0.15	0	13.96
	Totals	123	822	49,883,916		46,340,619		1,155

Deposit Market Share Summary

Henderson Citizens Bcshs Inc.

Bank

By MSA

MSA	Market Share Rank	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)	Percent of Parent Deposits (%)	Market Deposit HHI
4420: Longview-Marshall, TX	11	5	75,909	2.99	15.68	897
1920: Dallas, TX	63	3	67,575	0.14	13.96	1,156

Herfindahl-Hirschman Index Weightings

Bank Deposits are weighted at 100%

Savings Bank Deposits are weighted at 50%

Thrift Deposits are weighted at 50%

SECTION VII

HISTORICAL DATA—HCBI

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Assets (as a % of Total Assets):
Cash & Due: Noninterest-Bearing/TA	2.67	2.73	2.69	6.11	2.45	2.48
Cash & Due: Interest-Bearing/TA	0.37	2.26	2.46	1.36	4.44	2.29
Cash & Due from Depository Inst/TA	3.04	4.99	5.14	7.47	6.89	4.77
Secs: Held-to-Maturity/TA	17.41	10.83	12.10	15.40	19.26	19.31
Secs: Available-for-Sale/TA	30.46	35.11	36.75	33.47	33.83	41.49
Securities/TA	47.87	45.94	48.84	48.86	53.09	60.80
Fed Funds Sold & Sec Purchased/TA	2.23	3.19	0.99	2.36	2.64	1.41
Ln&Lse: Net Unearned Income/TA	41.82	40.88	40.65	37.21	33.85	29.94
Allow for Loan & Lease Loss/TA	0.63	0.61	0.56	0.56	0.44	0.35
Ln&Lse: Net Unearn & All & ATR/TA	41.19	40.28	40.10	36.65	33.41	29.59
Trading Assets/TA	0.00	0.00	0.00	0.00	0.00	0.00
Premises & Fixed Assets/TA	2.05	2.14	1.99	1.79	1.60	1.45
Other Real Estate Owned/TA	0.02	0.02	0.00	0.04	0.03	0.05
Investment in Unconsolidated Sub/TA	0.00	0.00	0.00	0.21	0.15	0.14
Customers Liability on Accept/TA	0.00	0.00	0.00	0.00	0.00	0.00
Intangible Assets/TA	2.00	1.78	0.96	0.94	1.06	0.42
Other Assets/TA	1.60	1.66	1.97	1.68	1.12	1.37
Total Assets/TA	100.00	100.00	100.00	100.00	100.00	100.00

Liabilities:
Deps: Domestic Noninterest-Bear/TA	13.55	13.36	12.54	11.39	11.10	9.13
Deps: Domestic Interest-Bearing/TA	76.06	76.36	76.95	78.95	78.25	80.72
Deps in Foreign Offices/TA	0.00	0.00	0.00	0.00	0.00	0.00
Total Deposits/TA	89.61	89.72	89.48	90.34	89.35	89.85
Fed Funds Purch & Sec Sold/TA	0.00	0.00	0.00	0.00	0.00	0.00
Trading Liabilities/TA	0.00	0.00	0.00	0.00	0.00	0.00
Other Borrowed Money/TA	0.56	0.78	0.27	0.00	0.59	0.24
Banks Liab on Acceptances/TA	0.00	0.00	0.00	0.00	0.00	0.00
Subordinated Notes & Debs/TA	0.00	0.00	0.00	0.00	0.00	0.00
Other Liabilities/TA	1.15	1.19	1.01	0.57	0.78	0.78
Minority Interest & Similar Items/TA	0.00	0.00	0.00	0.00	0.00	0.00
Total Liabilities & Minority Int/TA	91.32	91.69	90.77	90.91	90.72	90.87

Equity Capital:
Limited-Life Preferred Stk/TA	N/A	N/A	N/A	N/A	N/A	N/A
Perpetual Preferred Stock/TA	0.00	0.00	0.00	0.00	0.00	0.00
Common Stock/TA	1.98	2.05	2.55	2.74	2.79	3.01
Capital Surplus/TA	0.99	1.02	1.27	1.37	1.40	1.51
Retained Earnings/TA	6.01	5.53	6.11	6.01	5.45	5.27
Accumulated Oth Comprehensv Inc/TA	0.14	0.17	-0.14	-0.49	0.17	-0.09
Frgn Curr Transl Adjust/TA	N/A	N/A	0.00	0.00	0.00	0.00
Other Equity Capital Components/TA	-0.44	-0.46	N/A	N/A	N/A	N/A
Treasury Stock/TA	N/A	N/A	0.57	0.54	0.52	0.56
Total Equity Capital/TA	8.68	8.31	9.23	9.09	9.28	9.13

Total Liab & Equity Cap/TA	100.00	100.00	100.00	100.00	100.00	100.00

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
BALANCE SHEET:
Number of US Branches	16
Total Assets	545,223	528,013	423,674	393,446	386,919	358,493
%CH: Total Assets	5.37	24.63	7.68	1.69	7.93	0.47
Fed Funds Sold & Sec Purchased	12,170	16,860	4,205	9,285	10,230	5,040
Secs: Held-to-Maturity	94,940	57,170	51,245	60,579	74,537	69,234
Secs: Available-for-Sale	166,061	185,410	155,693	131,675	130,886	148,741
Securities	261,001	242,580	206,938	192,254	205,423	217,975
%CH: Securities	17.65	17.22	7.64	-6.41	-5.76	-4.46
Ln&Lse: Net Unearned Income	228,005	215,870	172,237	146,397	130,964	107,316
%CH: Ln&Lse: Net Unearned Income	6.35	25.33	17.65	11.78	22.04	5.24
Total Deposits	488,583	473,730	379,122	355,423	345,720	322,107
%CH: Total Deposits	4.99	24.95	6.67	2.81	7.33	0.45
Total Loans/Total Deposits	46.67	45.57	45.43	41.19	37.88	33.32
Ln&Lse: Net Unearned Income/TA	41.82	40.88	40.65	37.21	33.85	29.94

CAPITAL:
Total Equity Capital	47,339	43,880	39,122	35,771	35,911	32,729
Total Risk-Based Capital	39,178	36,956	38,204	36,412	33,043	32,876
Total Equity Capital/TA	8.68	8.31	9.23	9.09	9.28	9.13
Risk-Adjusted Capital Ratio	15.63	15.12	18.59	19.57	20.29	24.71
Core Capital/Adjusted Total Assets	6.87	6.74	8.76	8.98	8.83	9.03
Dividends/Net Income(P)	22.40	250.05	37.50	35.06	36.82	39.56

PROFITABILITY:
Net Income (Loss)	4,545	4,366	3,625	3,908	3,506	3,390
Return on Avg Assets	1.13	0.92	0.90	1.01	0.97	0.96
Return on Avg Equity	13.33	10.44	9.87	10.99	10.19	10.40
Net Interest Margin (Tax Adj)/AA	3.44	3.24	3.26	3.41	3.33	3.31
Net Interest Income/AA	3.13	2.89	2.86	3.01	3.00	3.04
Net Overhead Expense/AA	1.75	1.66	1.75	1.76	1.70	1.75
Total Noninterest Income/AA	1.64	1.54	1.56	1.36	1.23	0.88
Total Noninterest Expense/AA	3.38	3.20	3.31	3.12	2.94	2.62
Adjusted Efficiency Ratio	65.03	65.57	68.59	65.34	64.29	62.66

ASSET QUALITY:
Nonperf Assets/EqtyCap & LLR (H)	0.56	0.53	0.65	0.48	0.63	1.11
Nonperf Assets/TA (H)	0.05	0.05	0.06	0.05	0.06	0.11
Loan Loss Reserve/TL	1.50	1.48	1.37	1.50	1.30	1.16
Loan Loss Reserve/Nonperf Loans	1,908.38	2,028.48	905.77	1,202.19	1,532.43	650.52
PastDue 90 Days: Loans & Leases/GL	0.05	0.04	0.01	0.12	0.02	0.02
Nonaccruing: Loans & Leases/GL	0.03	0.03	0.14	0.00	0.06	0.16
Restructured: Loans & Leases/GL	0.00	0.00	0.71	0.00	0.05	0.00
Other Real Estate Owned/TA	0.02	0.02	0.00	0.04	0.03	0.05
Net Charge-Offs(YTD)/Average Loans	0.32	0.22	0.09	-0.10	0.29	0.22

LIQUIDITY:
$100,000+ Time Deposits/TD	17.78	12.03	12.58	12.49	12.73	16.53
Tot Earning Assets/Int Bear Liabs	120.46	119.63	120.36	113.74	119.26	116.65
Pledged Securities/Total Securities	36.26	35.67	37.59	36.59	29.65	27.94
Tot Secs: Fair Value to Amtzd Cost	101.70	100.57	99.47	97.30	101.15	99.93

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Assets:
Cash & Due: Noninterest-Bearing	14,536	14,390	11,386	24,040	9,493	8,886
Cash & Due: Interest-Bearing	2,012	11,946	10,403	5,357	17,174	8,212
Cash & Due from Depository Inst	16,548	26,336	21,789	29,397	26,667	17,098
Fed Funds Sold & Sec Purchased	12,170	16,860	4,205	9,285	10,230	5,040
Secs: Held-to-Maturity	94,940	57,170	51,245	60,579	74,537	69,234
Secs: Available-for-Sale	166,061	185,410	155,693	131,675	130,886	148,741
Securities	261,001	242,580	206,938	192,254	205,423	217,975
Ln&Lse: Net Unearned Income	228,005	215,870	172,237	146,397	130,964	107,316
Allow for Loan & Lease Loss	3,416	3,205	2,355	2,200	1,701	1,249
Ln&Lse: Net Unearn & All & ATR	224,589	212,665	169,882	144,197	129,263	106,067
Trading Assets	0	0	0	0	0	0
Premises & Fixed Assets	11,199	11,302	8,431	7,032	6,202	5,209
Other Real Estate Owned	104	90	10	150	125	186
Investment in Unconsolidated Sub	0	0	0	814	573	503
Customers Liability on Accept	0	0	0	0	0	0
Intangible Assets	10,896	9,395	4,087	3,709	4,087	1,505
Other Assets	8,716	8,785	8,332	6,608	4,349	4,910
Total Assets	545,223	528,013	423,674	393,446	386,919	358,493

Liabilities:
Deps: Domestic Noninterest-Bear	73,886	70,527	53,111	44,806	42,959	32,737
Deps: Domestic Interest-Bearing	414,697	403,203	326,011	310,617	302,761	289,370
Deps in Foreign Offices	0	0	0	0	0	0
Total Deposits	488,583	473,730	379,122	355,423	345,720	322,107
Fed Funds Purch & Sec Sold	0	0	0	0	0	0
Trading Liabilities	0	0	0	0	0	0
Other Borrowed Money	3,029	4,097	1,148	0	2,282	844
Banks Liab on Acceptances	0	0	0	0	0	0
Subordinated Notes & Debs	0	0	0	0	0	0
Other Liabilities	6,272	6,306	4,282	2,252	3,006	2,813
Minority Interest&Similar Items	0	0	0	0	0	0
Total Liabilities & Minority Int	497,884	484,133	384,552	357,675	351,008	325,764

Equity Capital:
Limited-Life Preferred Stk	N/A	N/A	N/A	N/A	N/A	N/A
Perpetual Preferred Stock	0	0	0	0	0	0
Common Stock	10,800	10,800	10,800	10,800	10,800	10,800
Capital Surplus	5,400	5,400	5,400	5,400	5,400	5,400
Retained Earnings	32,771	29,189	25,894	23,628	21,089	18,875
Accumulated Oth Comprehensv Inc	785	903	-575	-1,938	649	-335
Frgn Curr Transl Adjust	N/A	N/A	0	0	0	0
Other Equity Capital Components	-2,417	-2,412	N/A	N/A	N/A	N/A
Treasury Stock	N/A	N/A	2,397	2,119	2,027	2,011
Total Equity Capital	47,339	43,880	39,122	35,771	35,911	32,729

Total Liab & Equity Cap	545,223	528,013	423,674	393,446	386,919	358,493

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Loans Secured by Real Estate:
Construction & Land Loans(D)	13,224	7,437	3,704	7,479	3,281	3,295
Farmland Loans(D)	6,737	4,467	3,998	2,827	2,975	2,389

1-4 Family Units:
Home Equity Loans(D)	0	0	0	0	0	0
All Oth:1-4 First Liens(D)	69,168	64,935	48,085	42,399	38,314	32,478
All Oth:1-4 Jr Liens(D)	4,678	4,580	3,929	3,736	2,993	772
1-4 Family Resdntl Loans(D)	73,846	69,515	52,014	46,135	41,307	33,250

5+ Residential Loans(D)	821	1,315	895	1,397	871	1,570
Nonfarm Nonresidential Loans(D)	32,128	31,441	27,444	20,097	15,770	9,618
Real Estate Loans(D)	126,756	114,175	88,055	77,935	64,204	50,122

Depository Institutions:
Lns&Accept to Dep Inst(D)	0	500	0	0	0	0

Agricultural:
Agric Prod & Farm Loans(D)	8,504	8,658	5,459	4,708	5,297	4,789

Commercial & Industrial:
Comml & Indust Loans(D)	31,931	30,490	22,638	15,737	15,043	13,113

Consumer Loans:
Other Loans to Individuals(C)	35,428	38,318	32,767	30,562	32,305	29,888
Credit Card Lns & Plans(C)	988	775	452	393	194	228
Loans to Individuals(D)	36,416	39,093	33,219	30,955	32,499	30,116

Loans to Foreign Governments:
Loans to Foreign Govts(D)	0	0	0	0	0	0

All Other Loans:
All Other Loans(D)	4,299	3,081	2,262	2,887	1,814	588

Lease Financing Receivables:
Lease Financing Recvbl(D)	20,103	19,890	20,667	14,307	12,479	9,290

Unearned Income on Loans(D)	4	17	63	132	372	702
Total Domestic Loans & Leases	228,005	215,870	172,237	146,397	130,964	107,316

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Loans as a % of Gross Loans

Loans Secured by Real Estate:

Real Estate Development:
Domestic Construction Loans/GL	5.80	3.44	2.15	5.10	2.50	3.05
Domestic Commercial RE Loans/GL	14.09	14.56	15.93	13.72	12.01	8.90

1-4 Family Units:
Domestic Home Equity Loans/GL	0.00	0.00	0.00	0.00	0.00	0.00
Domestic Home Mortgage Loans/GL	32.39	32.20	30.19	31.49	31.45	30.78
Tot Dom Home Mtg&Equity Loans/GL	32.39	32.20	30.19	31.49	31.45	30.78

Domestic 5+ Family Resdntl Loans/GL	0.36	0.61	0.52	0.95	0.66	1.45

Domestic Farmland Loans/GL	2.95	2.07	2.32	1.93	2.27	2.21

Real Estate Loans/GL	55.59	52.89	51.11	53.19	48.89	46.40

Depository Institutions:
Domestic Lns to Dep Institutions/GL	0.00	0.23	0.00	0.00	0.00	0.00

Agricultural:
Domestic Agricultural Loans/GL	3.73	4.01	3.17	3.21	4.03	4.43

Commercial & Industrial:
Domestic Comml & Indust Lns/GL	14.00	14.12	13.14	10.74	11.45	12.14

Consumer Loans:
Domestic Consumer Loans/GL	15.97	18.11	19.28	21.13	24.74	27.88

Loans to Foreign Governments:
Domestic Loans to Foreign Govts/GL	0.00	0.00	0.00	0.00	0.00	0.00

All Other Loans:
All Other Domestic Loans/GL	1.89	1.43	1.31	1.97	1.38	0.54

Lease Financing Receivables:
Domestic Lease Receivables/GL	8.82	9.21	11.99	9.76	9.50	8.60

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
LOANS PAST DUE 90+ DAYS

Real Estate:
PD90+:Const&Land(D)	0	0	0	0	0	0
PD90+:Farmland(D)	0	0	0	0	0	0
PD90+:Home Equity Loans	0	0	0	0	0	0
PD90+:Closed-end 1-4 Family	40	0	0	25	21	0
PD90+:1-4 Family(D)	40	0	0	25	21	0
PD90+:5+ Family(D)	0	0	0	0	0	0
PD90+:Nonfarm(D)	0	0	0	0	0	0
PD90+:RE Loans	40	0	0	25	21	0

Consumer Loans:
PD90+:Credit Card Loans	0	0	N/A	N/A	N/A	N/A
PD90+:Other Loans to Indiv	5	14	N/A	N/A	N/A	N/A
PD90+:Loans to Individuals	5	14	6	15	9	20

Commercial & All Other:
PD90+:Comml&Indust Loans	60	70	12	10	0	0
PD90+:Agric Prod Loans	0	0	0	0	0	0
PD90+:All Other Loans	0	0	0	0	0	0
PD90+:Lease Fin Recvbl	0	0	0	133	0	0
Past Due:Comml & Oth Lns&Lse (H)	60	70	12	143	0	0

PD90+:Total Loans & Lease	105	84	18	183	30	20

PD90+:Debt Sec & Other Assets	0	0	0	0	0	0
PD90+:Tot Ln, Lse&Other Assets	105	84	18	183	30	20
PD90+:Grntd Portion	0	0	0	0	0	0

MEMORANDUM

LOANS PAST DUE 30-89 DAYS

PD30-89:RE Loans	874	1,931	N/A	N/A	N/A	N/A
PD30-89:Loans to Individual	565	615	N/A	N/A	N/A	N/A
PD30-89:Comml&Indust Loans	491	206	N/A	N/A	N/A	N/A
PD30-89:Debt Sec & Other Assets	0	0	N/A	N/A	N/A	N/A
PD30-89:Tot Ln, Lse&Other Assets	1,958	3,242	N/A	N/A	N/A	N/A

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
NONACCRUAL LOANS

Real Estate:
Nonaccrual: Const & Land(D)	0	0	0	0	0	0
Nonaccrual: Farmland(D)	0	0	0	0	0	0
Nonaccrual: Home Equity Loans	0	0	0	0	0	0
Nonaccrual: Closed-end 1-4 Family	0	0	0	0	0	0
Nonaccrual: 1-4 Family(D)	0	0	0	0	0	0
Nonaccrual: 5+ Family(D)	0	0	0	0	0	0
Nonaccrual: Nonfarm(D)	0	0	113	0	0	0
Nonaccrual: RE Loans	0	0	113	0	0	0

Consumer:
Nonaccrual: Credit Card Loans	0	0	N/A	N/A	N/A	N/A
Nonaccrual: Other Loans to Indiv	0	0	N/A	N/A	N/A	N/A
Nonaccrual: Loans to Individuals	0	0	0	0	2	0

Commercial & All Other:
Nonaccrual: Comml & Indust Loans	0	0	54	0	79	172
Nonaccrual: Agric Prod Loans	74	74	75	0	0	0
Nonaccrual: All Other Loans	0	0	0	0	0	0
Nonaccrual: Lease Fin Recvbl	0	0	0	0	0	0
Nonaccr: Comml & Oth Lns & Lse (H)	74	74	129	0	79	172

Nonaccrual: Total Loans & Lease	74	74	242	0	81	172

Nonaccrual: Debt Sec & Other Assets	0	0	0	0	0	0
Nonaccrual: Tot Ln, Lse & Oth Assets	74	74	242	0	81	172
Nonaccrual: Grntd Portion	0	0	0	0	0	0

OTHER REAL ESTATE OWNED

Other Real Estate Owned	104	90	10	150	125	186

TOTAL NONPERFORMING ASSETS
Total Nonperforming Assets (H)	283	248	270	333	236	378

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
CHARGE-OFFS
Real Estate:
ChgOff: Const & Land(D)	0	0	0	0	0	0
ChgOff: Farmland(D)	0	0	0	0	0	0
ChgOff: Home Equity Loans	0	0	0	0	0	0
ChgOff: Closed-end 1-4 Lns	0	31	31	27	26	1
ChgOff: 1-4 Family(D)	0	31	31	27	26	1
ChgOff: 5+ Family(D)	0	0	0	0	0	0
ChgOff: Nonfarm(D)	27	0	12	0	0	0
ChgOff: RE Lns in Frgn Offices	0	0	N/A	N/A	N/A	N/A
ChgOff: RE Loans	27	31	43	27	26	1

Consumer:
ChgOff: Credit Card Loans	0	2	N/A	N/A	N/A	N/A
ChgOff: Other Loans to Indiv	582	511	N/A	N/A	N/A	N/A
ChgOff: Loans to Individuals	582	513	502	528	455	289

Commercial & All Other:
ChgOff: Lns Dep Inst US	0	0	0	0	0	0
ChgOff: Lns Frgn Banks	0	0	0	0	0	0
ChgOff: Agric Prod Lns	9	9	13	9	16	42
ChgOff: C&I Loans US	102	80	27	326	62	15
ChgOff: C&I Loans NonUS	0	0	0	0	0	0
ChgOff: Loans to Frgn Govts	0	0	0	0	0	0
ChgOff: All Other Loans	0	0	0	0	0	0
ChgOff: Lse Financing US	0	0	0	0	0	0
ChgOff: Lse Financing NonUS	0	0	0	0	0	0
ChgOff: Comml Non-RE Lns	0	0	0	0	0	0

Total Charge-Offs	720	633	585	890	559	347

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
RECOVERIES
Real Estate:
Recov: Const & Land(D)	0	0	0	0	0	0
Recov: Farmland(D)	0	0	0	0	0	0
Recov: Home Equity Loans	0	0	0	0	0	0
Recov: Closed-end 1-4 Lns	0	0	6	11	0	0
Recov: 1-4 Family(D)	0	0	6	11	0	0
Recov: 5+ Family(D)	0	0	0	0	0	0
Recov: Nonfarm(D)	0	0	0	0	0	0
Recov: RE Lns in Frgn Offices	0	0	N/A	N/A	N/A	N/A
Recov: RE Loans	0	0	6	11	0	0

Consumer:
Recov: Credit Card Loans	0	0	N/A	N/A	N/A	N/A
Recov: Other Loans to Indiv	174	204	N/A	N/A	N/A	N/A
Recov: Loans to Individuals	174	204	234	228	154	70

Commercial & All Other:
Recov: Lns Dep Inst US	0	0	0	0	0	0
Recov: Lns Frgn Banks	0	0	0	0	0	0
Recov: Agric Prod Lns	7	6	17	6	13	14
Recov: C & I Loans US	10	10	185	790	56	35
Recov: C & I Loans NonUS	0	0	0	0	0	0
Recov: Loans to Frgn Govts	0	0	0	0	0	0
Recov: All Other Loans	0	0	0	0	0	0
Recov: Lse Financing US	0	0	0	0	0	0
Recov: Lse Financing NonUS	0	0	0	0	0	0
Recov: Comml Non-RE Lns	0	0	0	0	0	0

Total Recoveries	191	220	442	1,035	223	119

NET CHARGE-OFFS
Total Net Charge-Offs	529	413	143	-145	336	228

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Total Interest Income	21,124	28,861	25,527	23,166	22,234	22,266
Total Interest Expense	8,503	15,062	14,015	11,576	11,377	11,545
Net Interest Income	12,621	13,799	11,512	11,590	10,857	10,721
Net Int Inc(Tax Adj)	13,859	15,459	13,140	13,157	12,047	11,688

Prov for Loan & Lease Losses	740	777	290	354	623	330
Total Noninterest Income	6,593	7,323	6,268	5,226	4,461	3,099
Total Noninterest Expense	13,640	15,259	13,313	12,011	10,613	9,266
Inc Before Gain(Loss) on Sec (H)	4,834	5,086	4,177	4,451	4,082	4,224

Gain(Loss) on Securities	1,065	65	0	187	292	191
Inc Bef Tax & Other Adj	5,899	5,151	4,177	4,638	4,374	4,415
Applicable Income Taxes	1,354	785	552	730	868	1,025
Minority Interest	0	0	0	0	0	0
Inc Before Extraordinary Items	4,545	4,366	3,625	3,908	3,506	3,390
Extraordinary Items, Net	0	0	0	0	0	0
Net Income (Loss)	4,545	4,366	3,625	3,908	3,506	3,390

Interest & Fee Income on Loans:
Inc:Loans in Domestic Offices	11,095	14,471	12,036	10,453	9,116	8,433
Inc:Loans in Foreign Offices	0	0	0	0	0	0
Inc:Lease Financing Recvbl	861	1,170	1,025	684	590	405

Interest & Div Income on Securities:
Int&Div:US Treas&US Govt Agency	1,453	3,529	N/A	N/A	N/A	N/A
Int&Div:Mortgage-backed Secs	5,722	6,004	N/A	N/A	N/A	N/A
Int&Div:All Other Securities	1,462	1,978	N/A	N/A	N/A	N/A
Int&Div:Tax-exempt State Secs	1,459	1,965	2,046	2,220	1,670	1,479

Interest on Deposits:
Int Exp:Time Dep >$100K	2,274	3,066	2,507	2,217	2,497	2,650
Int Exp:Time Deposits<$100K	4,531	8,705	7,995	6,489	5,821	5,639
Int Exp:All Other Deposits	1,655	3,239	3,476	2,861	3,035	3,204
Int Exp:Deps Dom Ofc	8,460	15,010	13,978	11,567	11,353	11,493
Int Exp:Deposits Frgn Ofc	0	0	0	0	0	0
Interest Expense on Deps	8,460	15,010	13,978	11,567	11,353	11,493

Other Interest Expense:
Int Exp:Fed Funds Purch	0	0	19	1	0	1
Int Exp:Borrowed Funds	N/A	N/A	18	8	24	51
Int Exp:Trading Liabs&Oth Brwd$	43	52	N/A	N/A	N/A	N/A
Int Exp:Subord Notes & Debs	0	0	0	0	0	0
Int Exp:Other	0	0	0	0	0	0

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Noninterest Income:
Nonint Inc:Fiduc Activities	1,106	1,404	1,307	1,107	894	753
Nonint Inc:Dom Dep Srvc Charges	3,573	3,796	2,945	2,785	2,253	1,440
Nonint Inc:Trading Revenue	0	0	0	0	0	0
Other Noninterest Income Components
Nonint Inc:InvBkg, Bkrg, Undw Fees	160	149	N/A	N/A	N/A	N/A
Nonint Inc:Venture Cap Revenue	0	0	N/A	N/A	N/A	N/A
Nonint Inc:Net Servicing Fees	194	225	N/A	N/A	N/A	N/A
Nonint Inc:Net Securitzation Inc	0	0	N/A	N/A	N/A	N/A
Nonint Inc:Insurance Commissions	493	526	N/A	N/A	N/A	N/A
Nonint Inc:Net Gn(Ls) on Lns&Ls	0	0	0	28	157	0
Nonint Inc:Net Gn(Ls) on OREO	14	15	0	0	0	0
Nonint Inc:Net Gn(Ls) Oth Assets	6	-32	N/A	N/A	N/A	N/A
Nonint Inc:All Other	1,047	1,240	N/A	N/A	N/A	N/A
Nonint Inc:Other	1,914	2,123	N/A	N/A	N/A	N/A

Noninterest Expense:
Nonint Exp:Sal & Emp Benefits	8,246	9,179	7,998	6,961	6,296	5,601
Nonint Exp:Fixed Assets	1,855	2,151	1,770	1,541	1,264	1,039
Nonint Exp:Goodwill Impair Loss	0	N/A	N/A	N/A	N/A	N/A
Nonint Exp:Amort Exp Oth Intang	341	N/A	N/A	N/A	N/A	N/A
Nonint Exp:Amort Exp Intang Asst	N/A	321	N/A	N/A	N/A	N/A
Nonint Exp:Other	3,198	3,608	3,545	3,509	3,053	2,626

Securities Gains & Losses:
Rlzd Gn(Ls) Held-to-Mat Secs	-2	0	0	0	0	0
Rlzd Gn(Ls)Avbl-for-Sale Secs	1,067	65	0	187	292	191
Gain(Loss) on Securities	1,065	65	0	187	292	191

Selected Ratios:
Noninterest Income/Overhead Exp	48.34	47.99	47.08	43.51	42.03	33.44
Salaries & Benefits/Avg Employees$	44,266	43,710	43,232	41,533	40,515	38,468
Nonint Exp:Sal & Emp Benefits/AA	2.05	1.92	1.99	1.81	1.74	1.59

Miscellaneous:
# of Full-Time Equiv Employees	259	236	192	171	166	151
Subchapter S Election in Effect?	No	No	No	No	No	N/A
Effective Tax Rate	22.95	15.24	13.22	15.74	19.84	23.22

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Domestic Deposits:
Deps:Domestic Noninterest-Bear	73,886	70,527	53,111	44,806	42,959	32,737
Deps:Domestic Interest-Bearing	414,697	403,203	326,011	310,617	302,761	289,370

Foreign Deposits:
Deps:Foreign Noninterest-Bear	0	0	0	0	0	0
Deps:Foreign Interest-Bearing	0	0	0	0	0	0

Components of Total Deposits:
Demand Deposits	73,886	70,527	53,111	44,806	42,959	32,737
Subs:Nonint-Bearing Balances	0	0	0	0	0	0

NOW ATS & Other Transaction Acct	3,140	2,272	1,764	7,823	11,379	10,563
Subs:NOW ATS & Other	0	0	0	0	0	0

MMDA & Oth Savings Accts	160,689	180,352	127,449	119,425	120,974	115,451
Subs:MMDA & Other Savings Accts	0	0	0	0	0	0

Time Deposits < $100K	164,004	163,592	149,104	138,976	126,405	110,124
Subs:Time Dep < $100K	0	0	0	0	0	0

Time Deposits > $100K	86,864	56,987	47,694	44,393	44,003	53,232
Subs:Time Dep > $100K	0	0	0	0	0	0

Other Deposits:
Brokered Deps<$100K Rem Mat<=1Yr	0	0	0	0	0	0
Brokered Deps<$100K Rem Mat>1Yr	0	0	0	0	0	0
Time Deps>$100K Rem Mat<=1Yr	66,502	45,916	42,737	42,497	34,542	50,629
Frgn Office Time Dep Rem Mat<1Yr	0	0	0	0	0	0

Miscellaneous Deposit Information:
Purchased Funds	89,893	61,084	48,842	44,393	46,285	54,076
$100,000+ Time Deposits/TD	17.78	12.03	12.58	12.49	12.73	16.53
Core Deposits/TDD	82.22	87.97	87.42	87.51	87.27	83.47

Deposit Mix as % of Total Deposits:
Money Market Deposit Accounts/TD	32.89	38.07	33.62	33.60	34.99	35.84
Time Deposits < $100,000/TD	33.57	34.53	39.33	39.10	36.56	34.19
$100,000+ Time Deposits/TD	17.78	12.03	12.58	12.49	12.73	16.53
NOW & Other Transaction Accounts/TD	0.64	0.48	0.47	2.20	3.29	3.28
Demand Deposits/TD	15.12	14.89	14.01	12.61	12.43	10.16
Foreign Deposits/TD	0.00	0.00	0.00	0.00	0.00	0.00

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Income Statement as % of Avg Assets
Interest Income:
Int & Fee Income on Loans/AA	2.75	3.03	2.99	2.71	2.52	2.39
Inc:Lease Financing Recvbl/AA	0.21	0.25	0.25	0.18	0.16	0.11
Int Inc:Depository Inst/AA	0.04	0.17	0.11	0.11	0.15	0.12
Int&Div:Securities/AA	2.14	2.41	2.91	2.96	3.22	3.63
Int Inc:Federal Funds Sold/AA	0.06	0.16	0.07	0.05	0.10	0.06
Int Inc:Other/AA	0.03	0.03	0.00	0.00	0.00	0.00
Total Interest Income/AA	5.24	6.05	6.34	6.01	6.15	6.30

Interest Expense:
Interest Expense on Deps/AA	2.10	3.15	3.47	3.00	3.14	3.25
Int Exp:Fed Funds Purch/AA	0.00	0.00	0.00	0.00	0.00	0.00
Int Exp:Trading Liabs&Oth Brwd$/AA	0.01	0.01	N/A	N/A	N/A	N/A
Int Exp:Subord Notes & Debs/AA	0.00	0.00	0.00	0.00	0.00	0.00
Total Interest Expense/AA	2.11	3.16	3.48	3.00	3.15	3.27

Net Interest Income/AA	3.13	2.89	2.86	3.01	3.00	3.04
Prov for Loan & Lease Losses/AA	0.18	0.16	0.07	0.09	0.17	0.09

Noninterest Income:
Nonint Inc:Fiduc Activities/AA	0.27	0.29	0.32	0.29	0.25	0.21
Nonint Inc:Dom Dep Srvc Charges/AA	0.89	0.80	0.73	0.72	0.62	0.41
Nonint Inc:Trading Revenue/AA	0.00	0.00	0.00	0.00	0.00	0.00
Nonint Inc:InvBkg,Bkrg,Undw Fees/AA	0.04	0.03	N/A	N/A	N/A	N/A
Nonint Inc:Venture Cap Revenue/AA	0.00	0.00	N/A	N/A	N/A	N/A
Nonint Inc:Net Servicing Fees/AA	0.05	0.05	N/A	N/A	N/A	N/A
Nonint Inc:Net Securitzation Inc/AA	0.00	0.00	N/A	N/A	N/A	N/A
Nonint Inc:Insurance Commissions/AA	0.12	0.11	N/A	N/A	N/A	N/A
Nonint Inc:Net Gn(Ls) on Lns&Ls/AA	0.00	0.00	0.00	0.01	0.04	0.00
Nonint Inc:Net Gn(Ls) on OREO/AA	0.00	0.00	0.00	0.00	0.00	0.00
Nonint Inc:Net Gn(Ls) Oth Assets/AA	0.00	-0.01	N/A	N/A	N/A	N/A
Nonint Inc:All Other/AA	0.26	0.26	N/A	N/A	N/A	N/A
Total Noninterest Income/AA	1.64	1.54	1.56	1.36	1.23	0.88

Noninterest Expense:
Nonint Exp:Sal & Emp Benefits/AA	2.05	1.92	1.99	1.81	1.74	1.59
Nonint Exp:Fixed Assets/AA	0.46	0.45	0.44	0.40	0.35	0.29
Nonint Exp:Goodwill Impair Loss/AA	0.00	N/A	N/A	N/A	N/A	N/A
Nonint Exp:Amort Exp Oth Intang/AA	0.08	N/A	N/A	N/A	N/A	N/A
Nonint Exp:Amort Exp Intang Asst/AA	N/A	0.07	N/A	N/A	N/A	N/A
Nonint Exp:Other/AA	0.79	0.76	0.88	0.91	0.84	0.74
Total Noninterest Expense/AA	3.38	3.20	3.31	3.12	2.94	2.62

Inc Before Sec Gain(Loss)/AA (H)	1.20	1.07	1.04	1.15	1.13	1.20
Gain(Loss) on Securities/AA	0.26	0.01	0.00	0.05	0.08	0.05
Inc Bef Tax & Other Adj/AA	1.46	1.08	1.04	1.20	1.21	1.25
Applicable Income Taxes/AA	0.34	0.16	0.14	0.19	0.24	0.29
Minority Interest/AA	0.00	0.00	0.00	0.00	0.00	0.00
Inc Before Extraordinary Items/AA	1.13	0.92	0.90	1.01	0.97	0.96
Extraordinary Items, Net/AA	0.00	0.00	0.00	0.00	0.00	0.00
Net Income (Loss)/AA	1.13	0.92	0.90	1.01	0.97	0.96

(c) 2002 Sheshunoff Information Services, Inc.

HENDERSON CITIZENS BNCSHRS

HENDERSON, TX

CLIENT PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Changes in Equity Capital:

Equity Capital(LYE)	N/A	N/A	35,771	35,911	32,729	31,988
Equity Capital Adjust, Net	N/A	N/A	0	0	0	0
Eqty Cap Amended Bal(LYE)	43,880	39,122	35,771	35,911	32,729	31,988
Restatmnts of Corrections&Errors	54	0	N/A	N/A	N/A	N/A
Equity Capital Restated Bal(LYE)	43,934	39,122	N/A	N/A	N/A	N/A
Net Income (Loss)	4,545	4,366	3,625	3,908	3,506	3,390
Sale Perp Prefrd Stk Gross	0	0	0	0	0	0
Conversion Perp Prefrd Stk	0	0	0	0	0	0
Sale of Common Stock Gross	0	0	0	0	0	0
Conversion of Common Stock	0	0	0	0	0	0
Treasury Stock:Sale	0	0	0	0	0	0
Treasury Stock:Purchase	4	16	278	91	16	1,677
Chngs Incident to Bus Comb	0	10,422	0	0	0	0
Div Declared:Preferred Stk	0	0	0	0	0	0
Div Declared:Ltd-Life Stk	N/A	N/A	N/A	N/A	N/A	N/A
Div Declared:Common Stock	1,018	10,917	1,359	1,370	1,291	1,341
Other Comprehensive Income	-118	903	N/A	N/A	N/A	N/A
Chngs in Contra ESOP Debt	0	0	0	0	0	0
Oth Adj to Equity Capital	0	0	0	0	0	0
Frgn Currency Transl Adj	N/A	N/A	0	0	0	0
Equity Capital:Current	47,339	43,880	39,122	35,771	35,911	32,729

Other Capital Items:

Subordinated Notes & Debs	0	0	0	0	0	0
Limited-Life Preferred Stk	N/A	N/A	N/A	N/A	N/A	N/A
Perpetual Preferred Stock	0	0	0	0	0	0
Common Stock	10,800	10,800	10,800	10,800	10,800	10,800
Capital Surplus	5,400	5,400	5,400	5,400	5,400	5,400

(c) 2002 Sheshunoff Information Services, Inc.

SECTION VIII

HISTORICAL DATA—PEER GROUP

MERGED PEER GROUP SUMMARY REPORT

PRIMARY SET: PEER GROUP (HENDERSON CITIZENS)

PEER PROFILE

($’S IN THOUSANDS)

				Sep 2002 (YTD)	Sep 2002 (YTD)	Sep 2002 (YTD)

	City	State	Number of US Branches	Lns&Leases Net Unearn Income	Total Deposits	Total Assets
Southern Development Bancorp	Arkadelphia	AR	18	192,842	296,593	366,665
Summit Bancorp, Inc.	Arkadelphia	AR	10	346,736	401,970	494,204
Citizens Bancshares	Batesville	AR	8	236,882	284,562	379,200
Home Bancshares, Inc.	Conway	AR	23	393,488	438,462	560,221
First National Security Co.	De Queen	AR	15	245,975	365,638	458,430
MNB Bancshares, Inc.	Malvern	AR	11	172,189	312,300	357,049
First Paragould Bankshares	Paragould	AR	5	300,643	323,811	408,424
One American Corporation	Vacherie	LA	21	256,345	374,354	427,332
Concordia Capital Corp	Vidalia	LA	4	200,120	292,049	366,731
Evangeline Bancshares, Inc.	Ville Platte	LA	8	183,760	303,498	369,644
Spirit Bankcorp, Inc.	Bristow	OK	13	336,027	371,658	486,476
RCB Holding Company, Inc.	Claremore	OK	11	280,604	535,609	659,295
First of McAlester Corp.	Mcalester	OK	4	146,566	352,959	440,223
American Bancorporation, Inc	Sapulpa	OK	13	185,870	344,576	420,555
Diboll State Bancshares, Inc	Diboll	TX	14	303,429	456,694	513,179
Security Holding Company	Fredericksburg	TX	13	321,124	361,753	464,593
Austin Bancorp, Inc.	Jacksonville	TX	0	428,448	510,963	579,246
Texas United Bancshares, Inc	La Grange	TX	17	366,932	441,972	559,514
East Texas Bancshares, Inc.	Livingston	TX	7	152,599	335,923	384,036
Longview Financial Corp.	Longview	TX	10	418,853	482,569	568,970
INB Financial Corporation	Mcallen	TX	9	331,718	500,901	606,316
Guaranty Bancshares, Inc.	Mt Pleasant	TX	11	351,407	415,885	515,835
Century Bancshares, Inc.	New Boston	TX	5	236,134	331,060	358,368
Lone Star Natl Bncshs-TX	Pharr	TX	6	324,662	509,737	569,462
Texas Security First Bncshrs	Sulphur Springs	TX	8	232,052	331,760	439,761
Central Community Corp	Temple	TX	16	261,782	349,336	407,369
Texas Independent Bancshares	Texas City	TX	13	190,123	369,303	427,442

Grand Total
Sum			293	7,397,310	10,395,895	12,588,540
Mean			11	273,974	385,033	466,242

(c) 2002 Sheshunoff Information Services, Inc.

PRIMARY SET: PEER GROUP (HENDERSON CITIZENS)

PEER PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
BALANCE SHEET:
Total Assets	12,588,540	11,549,832	9,969,429	8,647,826	7,858,419	6,608,422
%CH: Total Assets	15.33	15.85	15.28	10.05	18.92	25.94
Fed Funds Sold & Sec Purchased	299,266	272,247	235,398	173,943	335,342	236,813
Secs: Held-to-Maturity	370,874	424,453	458,718	609,517	633,618	821,179
Secs: Available-for-Sale	3,414,760	3,030,241	2,362,824	2,186,515	2,099,572	1,641,829
Securities	3,785,634	3,454,694	2,821,542	2,796,032	2,733,190	2,463,008
%CH: Securities	25.78	22.44	0.91	2.30	10.97	19.42
Ln&Lse: Net Unearned Income	7,397,310	6,743,920	5,972,213	4,844,019	4,094,719	3,367,106
%CH: Ln&Lse: Net Unearned Income	13.26	12.92	23.29	18.30	21.61	32.31
Total Deposits	10,395,895	9,779,846	8,478,796	7,457,142	6,832,118	5,779,586
%CH: Total Deposits	12.18	15.34	13.70	9.15	18.21	25.50
Total Loans/Total Deposits	71.16	68.96	70.44	64.96	59.93	58.26
Ln&Lse: Net Unearned Income/TA	58.76	58.39	59.91	56.01	52.11	50.95

CAPITAL:
Total Equity Capital	1,262,601	1,138,644	1,016,017	841,018	795,931	680,431
Total Risk-Based Capital	1,316,097	1,180,406	1,079,648	887,390	800,312	687,188
Total Equity Capital/TA	10.03	9.86	10.19	9.73	10.13	10.30
Risk-Adjusted Capital Ratio	16.83	16.42	17.49	17.52	18.30	17.80
Core Capital/Adjusted Total Assets	10.04	9.85	10.28	9.74	9.85	9.87
Dividends/Net Income(P)	N/A	N/A	N/A	N/A	N/A	N/A

PROFITABILITY:
Net Income (Loss)	104,693	109,654	102,797	96,697	91,723	81,896
Return on Avg Assets	1.17	1.03	1.10	1.17	1.27	1.38
Return on Avg Equity	11.70	10.09	10.89	11.72	12.02	12.81
Net Interest Margin (Tax Adj)/AA	3.93	3.88	4.06	4.06	4.18	4.41
Net Interest Income/AA	3.83	3.78	3.94	3.93	4.04	4.23
Net Overhead Expense/AA	1.85	1.95	2.05	2.04	2.01	2.03
Total Noninterest Income/AA	1.10	1.10	1.00	0.98	0.95	0.94
Total Noninterest Expense/AA	2.95	3.04	3.05	3.02	2.96	2.96
Adjusted Efficiency Ratio	58.39	60.13	60.33	59.93	57.68	55.47

ASSET QUALITY:
Nonperf Assets/EqtyCap&LLR (H)	5.94	6.60	6.12	5.99	5.25	4.69
Nonperf Assets/TA (H)	0.64	0.70	0.67	0.62	0.57	0.51
Loan Loss Reserve/TL	1.29	1.26	1.20	1.23	1.26	1.24
Loan Loss Reserve/Nonperf Loans	136.71	125.58	129.66	131.57	136.18	166.78
Past Due 90 Days: Loans & Leases/GL	0.26	0.37	0.33	0.33	0.38	0.32
Nonaccruing: Loans & Leases/GL	0.69	0.63	0.59	0.61	0.54	0.42
Restructured: Loans & Leases/GL	0.06	0.09	0.09	0.02	0.05	0.07
Other Real Estate Owned/TA	0.13	0.15	0.14	0.10	0.09	0.14
Net Charge-Offs(YTD)/Average Loans	0.30	0.39	0.28	0.26	0.26	0.38

LIQUIDITY:
$100,000+ Time Deposits/TD	21.49	21.00	19.94	18.28	18.00	17.38
Tot Earning Assets/Int Bear Liabs	120.54	120.54	121.59	121.17	123.20	125.18
Pledged Securities/Total Securities	52.85	49.80	56.80	49.41	42.82	39.30
Tot Secs: Fair Value to Amtzd Cost	102.17	100.59	100.15	97.92	100.86	100.67

(c) 2002 Sheshunoff Information Services, Inc.

PRIMARY SET: PEER GROUP (HENDERSON CITIZENS)

PEER PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Assets:
Cash & Due: Noninterest-Bearing	456,850	442,251	411,731	387,853	314,875	249,915
Cash & Due: Interest-Bearing	116,221	144,219	119,328	88,961	95,883	71,464
Cash & Due from Depository Inst	573,071	586,470	531,059	476,814	410,758	321,379
Fed Funds Sold & Sec Purchased	299,266	272,247	235,398	173,943	335,342	236,813
Secs: Held-to-Maturity	370,874	424,453	458,718	609,517	633,618	821,179
Secs: Available-for-Sale	3,414,760	3,030,241	2,362,824	2,186,515	2,099,572	1,641,829
Securities	3,785,634	3,454,694	2,821,542	2,796,032	2,733,190	2,463,008
Ln&Lse: Net Unearned Income	7,397,310	6,743,920	5,972,213	4,844,019	4,094,719	3,367,106
Allow for Loan & Lease Loss	95,711	84,967	71,397	59,751	51,548	41,622
Ln&Lse: Net Unearn & All & ATR	7,301,599	6,658,953	5,900,816	4,784,268	4,043,171	3,325,484
Trading Assets	0	0	0	0	0	0
Premises & Fixed Assets	286,227	258,980	221,440	187,306	159,904	125,759
Other Real Estate Owned	16,303	17,716	14,193	8,606	6,724	9,031
Investment in Unconsolidated Sub	17,586	17,238	10,100	9,260	7,951	7,377
Customers Liability on Accept	0	0	0	0	0	0
Intangible Assets	58,806	52,659	52,311	46,986	35,148	28,755
Other Assets	250,048	230,875	182,570	164,611	126,231	90,816
Total Assets	12,588,540	11,549,832	9,969,429	8,647,826	7,858,419	6,608,422

Liabilities:
Deps: Domestic Noninterest-Bear	1,530,996	1,460,591	1,304,839	1,202,301	1,105,222	966,836
Deps: Domestic Interest-Bearing	8,864,899	8,319,255	7,173,957	6,254,841	5,726,896	4,812,750
Deps in Foreign Offices	0	0	0	0	0	0
Total Deposits	10,395,895	9,779,846	8,478,796	7,457,142	6,832,118	5,779,586
Fed Funds Purch & Sec Sold	171,198	148,626	99,607	90,517	54,907	35,866
Trading Liabilities	0	0	0	0	0	0
Other Borrowed Money	574,639	330,814	241,270	167,916	106,219	49,480
Banks Liab on Acceptances	0	0	0	0	0	0
Subordinated Notes & Debs	11,530	7,719	9,299	9,538	4,614	6,249
Other Liabilities	96,530	91,580	84,656	71,898	60,667	52,864
Minority Interest & Similar Items	76,147	52,603	39,784	9,797	3,963	3,946
Total Liabilities & Minority Int	11,325,939	10,411,188	8,953,412	7,806,808	7,062,488	5,927,991

Equity Capital:
Limited-Life Preferred Stk	0	0	0	0	0	0
Perpetual Preferred Stock	4,646	2,646	4,272	4,272	2,688	3,515
Common Stock	36,136	35,746	35,746	31,184	30,585	26,887
Capital Surplus	298,696	284,206	249,088	190,952	187,295	144,870
Retained Earnings	922,129	841,355	760,548	674,872	589,668	510,461
Accumulated Oth Comprehensv Inc	45,086	10,350	-1,883	-33,959	9,059	4,895
Frgn Curr Transl Adjust	0	0	0	0	0	0
Other Equity Capital Components	-44,092	-35,659	0	0	0	0
Treasury Stock	0	0	31,754	26,303	23,364	10,197
Total Equity Capital	1,262,601	1,138,644	1,016,017	841,018	795,931	680,431
Total Liab & Equity Cap	12,588,540	11,549,832	9,969,429	8,647,826	7,858,419	6,608,422

(c) 2002 Sheshunoff Information Services, Inc.

PRIMARY SET: PEER GROUP (HENDERSON CITIZENS)

PEER PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Assets (as a % of Total Assets):
Cash & Due: Noninterest-Bearing/TA	3.63	3.83	4.13	4.48	4.01	3.78
Cash & Due: Interest-Bearing/TA	0.92	1.25	1.20	1.03	1.22	1.08
Cash & Due from Depository Inst/TA	4.55	5.08	5.33	5.51	5.23	4.86
Secs: Held-to-Maturity/TA	2.95	3.67	4.60	7.05	8.06	12.43
Secs: Available-for-Sale/TA	27.13	26.24	23.70	25.28	26.72	24.84
Securities/TA	30.07	29.91	28.30	32.33	34.78	37.27
Fed Funds Sold & Sec Purchased/TA	2.38	2.36	2.36	2.01	4.27	3.58
Ln&Lse: Net Unearned Income/TA	58.76	58.39	59.91	56.01	52.11	50.95
Allow for Loan & Lease Loss/TA	0.76	0.74	0.72	0.69	0.66	0.63
Ln&Lse: Net Unearn & All & ATR/TA	58.00	57.65	59.19	55.32	51.45	50.32
Trading Assets/TA	0.00	0.00	0.00	0.00	0.00	0.00
Premises & Fixed Assets/TA	2.27	2.24	2.22	2.17	2.03	1.90
Other Real Estate Owned/TA	0.13	0.15	0.14	0.10	0.09	0.14
Investment in Unconsolidated Sub/TA	0.14	0.15	0.10	0.11	0.10	0.11
Customers Liability on Accept/TA	0.00	0.00	0.00	0.00	0.00	0.00
Intangible Assets/TA	0.47	0.46	0.52	0.54	0.45	0.44
Other Assets/TA	1.99	2.00	1.83	1.90	1.61	1.37
Total Assets/TA	100.00	100.00	100.00	100.00	100.00	100.00

Liabilities:
Deps: Domestic Noninterest-Bear/TA	12.16	12.65	13.09	13.90	14.06	14.63
Deps: Domestic Interest-Bearing/TA	70.42	72.03	71.96	72.33	72.88	72.83
Deps in Foreign Offices/TA	0.00	0.00	0.00	0.00	0.00	0.00
Total Deposits/TA	82.58	84.68	85.05	86.23	86.94	87.46
Fed Funds Purch & Sec Sold/TA	1.36	1.29	1.00	1.05	0.70	0.54
Trading Liabilities/TA	0.00	0.00	0.00	0.00	0.00	0.00
Other Borrowed Money/TA	4.56	2.86	2.42	1.94	1.35	0.75
Banks Liab on Acceptances/TA	0.00	0.00	0.00	0.00	0.00	0.00
Subordinated Notes & Debs/TA	0.09	0.07	0.09	0.11	0.06	0.09
Other Liabilities/TA	0.77	0.79	0.85	0.83	0.77	0.80
Minority Interest & Similar Items/TA	0.60	0.46	0.40	0.11	0.05	0.06
Total Liabilities & Minority Int/TA	89.97	90.14	89.81	90.27	89.87	89.70

Equity Capital:
Limited-Life Preferred Stk/TA	0.00	0.00	0.00	0.00	0.00	0.00
Perpetual Preferred Stock/TA	0.04	0.02	0.04	0.05	0.03	0.05
Common Stock/TA	0.29	0.31	0.36	0.36	0.39	0.41
Capital Surplus/TA	2.37	2.46	2.50	2.21	2.38	2.19
Retained Earnings/TA	7.33	7.28	7.63	7.80	7.50	7.72
Accumulated Oth Comprehensv Inc/TA	0.36	0.09	-0.02	-0.39	0.12	0.07
Frgn Curr Transl Adjust/TA	0.00	0.00	0.00	0.00	0.00	0.00
Other Equity Capital Components/TA	-0.35	-0.31	0.00	0.00	0.00	0.00
Treasury Stock/TA	0.00	0.00	0.32	0.30	0.30	0.15
Total Equity Capital/TA	10.03	9.86	10.19	9.73	10.13	10.30

Total Liab & Equity Cap/TA	100.00	100.00	100.00	100.00	100.00	100.00

(c) 2002 Sheshunoff Information Services, Inc.

PRIMARY SET: PEER GROUP (HENDERSON CITIZENS)

PEER PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Loans as a % of Gross Loans

Loans Secured by Real Estate:

Real Estate Development:
Domestic Construction Loans/GL	8.10	7.73	6.23	5.13	4.20	3.93
Domestic Commercial RE Loans/GL	22.91	21.70	21.23	20.21	19.87	19.60

1-4 Family Units:
Domestic Home Equity Loans/GL	0.18	0.15	0.11	0.06	0.05	0.05
Domestic Home Mortgage Loans/GL	28.33	27.91	28.19	29.26	29.63	28.60
Tot Dom Home Mtg&Equity Loans/GL	28.50	28.06	28.30	29.32	29.68	28.66

Domestic 5+ Family Resdntl Loans/GL	1.33	1.26	1.32	1.22	0.93	0.94

Domestic Farmland Loans/GL	3.27	3.21	3.35	3.35	3.36	3.52

Real Estate Loans/GL	64.11	61.97	60.43	59.24	58.04	56.66

Depository Institutions:
Domestic Lns to Dep Institutions/GL	0.00	0.00	0.00	0.00	0.00	0.00

Agricultural:
Domestic Agricultural Loans/GL	3.32	3.09	3.01	3.32	3.82	4.23

Commercial & Industrial:
Domestic Comml & Indust Lns/GL	16.60	17.69	18.09	18.12	17.66	17.07

Consumer Loans:
Domestic Consumer Loans/GL	14.14	15.68	17.11	18.00	19.08	20.31

Loans to Foreign Governments:
Domestic Loans to Foreign Govts/GL	0.01	0.01	0.00	0.00	0.00	0.00

All Other Loans:
All Other Domestic Loans/GL	1.41	1.33	1.25	1.28	1.37	1.51

Lease Financing Receivables:
Domestic Lease Receivables/GL	0.41	0.24	0.10	0.05	0.03	0.08

(c) 2002 Sheshunoff Information Services, Inc.

PRIMARY SET: PEER GROUP (HENDERSON CITIZENS)

PEER PROFILE

($’S IN THOUSANDS)

	Sep 2002 (YTD)	Dec 2001 (YTD)	Dec 2000 (YTD)	Dec 1999 (YTD)	Dec 1998 (YTD)	Dec 1997 (YTD)
Income Statement as % of Avg Assets
Interest Income:
Int & Fee Income on Loans/AA	4.43	5.23	5.45	4.88	4.96	5.05
Inc:Lease Financing Recvbl/AA	0.01	0.01	0.00	0.00	0.00	0.01
Int Inc:Depository Inst/AA	0.04	0.07	0.07	0.07	0.07	0.07
Int&Div:Securities/AA	1.47	1.56	1.88	2.02	2.19	2.48
Int Inc:Federal Funds Sold/AA	0.04	0.14	0.13	0.15	0.22	0.21
Int Inc:Other/AA	0.02	0.02	0.00	0.01	0.00	0.00
Total Interest Income/AA	6.00	7.04	7.55	7.12	7.44	7.82

Interest Expense:
Interest Expense on Deps/AA	2.01	3.10	3.37	3.04	3.30	3.48
Int Exp:Fed Funds Purch/AA	0.03	0.04	0.06	0.04	0.03	0.03
Int Exp:Trading Liabs&Oth Brwd$/AA	0.12	0.12	0.00	0.00	0.00	0.00
Int Exp:Subord Notes & Debs/AA	0.00	0.01	0.01	0.00	0.01	0.01
Total Interest Expense/AA	2.17	3.27	3.61	3.19	3.41	3.58

Net Interest Income/AA	3.83	3.78	3.94	3.93	4.04	4.23
Prov for Loan & Lease Losses/AA	0.28	0.34	0.26	0.21	0.21	0.22

Noninterest Income:
Nonint Inc:Fiduc Activities/AA	0.04	0.05	0.06	0.06	0.05	0.06
Nonint Inc:Dom Dep Srvc Charges/AA	0.64	0.65	0.63	0.61	0.58	0.59
Nonint Inc:Trading Revenue/AA	0.00	0.00	0.00	0.00	0.00	0.00
Nonint Inc:InvBkg, Bkrg, Undw Fees/AA	0.02	0.01	0.00	0.00	0.00	0.00
Nonint Inc:Venture Cap Revenue/AA	0.00	0.00	0.00	0.00	0.00	0.00
Nonint Inc:Net Servicing Fees/AA	0.01	0.01	0.00	0.00	0.00	0.00
Nonint Inc:Net Securitzation Inc/AA	0.00	0.00	0.00	0.00	0.00	0.00
Nonint Inc:Insurance Commissions/AA	0.07	0.06	0.00	0.00	0.00	0.00
Nonint Inc:Net Gn(Ls) on Lns&Ls/AA	0.03	0.01	0.00	0.01	0.02	0.01
Nonint Inc:Net Gn(Ls) on OREO/AA	0.00	0.01	0.00	0.01	0.02	0.02
Nonint Inc:Net Gn(Ls) Oth Assets/AA	-0.01	0.00	0.00	0.00	0.00	0.00
Nonint Inc:All Other/AA	0.28	0.30	0.00	0.00	0.00	0.00
Total Noninterest Income/AA	1.10	1.10	1.00	0.98	0.95	0.94

Noninterest Expense:
Nonint Exp:Sal & Emp Benefits/AA	1.62	1.64	1.64	1.58	1.54	1.54
Nonint Exp:Fixed Assets/AA	0.45	0.46	0.46	0.45	0.45	0.44
Nonint Exp:Goodwill Impair Loss/AA	0.00	0.00	0.00	0.00	0.00	0.00
Nonint Exp:Amort Exp Oth Intang/AA	0.01	0.00	0.00	0.00	0.00	0.00
Nonint Exp:Amort Exp Intang Asst/AA	0.00	0.05	0.00	0.00	0.00	0.00
Nonint Exp:Other/AA	0.86	0.89	0.96	1.00	0.97	0.98
Total Noninterest Expense/AA	2.95	3.04	3.05	3.02	2.96	2.96

Inc Before Sec Gain (Loss)/AA (H)	1.69	1.49	1.63	1.68	1.81	1.98
Gain (Loss) on Securities/AA	0.04	0.05	0.00	0.01	0.03	0.02
Inc Bef Tax & Other Adj/AA	1.73	1.54	1.63	1.69	1.84	2.00
Applicable Income Taxes/AA	0.53	0.47	0.51	0.51	0.57	0.62
Minority Interest/AA	0.03	0.03	0.02	0.01	0.01	0.01
Inc Before Extraordinary Items/AA	1.17	1.03	1.10	1.17	1.27	1.38
Extraordinary Items, Net/AA	0.00	0.00	0.00	0.00	0.00	0.00
Net Income (Loss)/AA	1.17	1.03	1.10	1.17	1.27	1.38

(c) 2002 Sheshunoff Information Services, Inc.

SECTION IX

SUMMARY OF ”CONTROL” PRICING ANALYSES

SUMMARY OF “CONTROL” PRICING ANALYSES

							Price Multiples:		Price Indices:			% Deal Premium in Relation to Market Price Per Share as of:
	Number of Deals	Total Assets $(000)	ROA	ROE	Equity/ Assets	Nonint Exp/Avg. Assets	Core Equity	L4QNI	Core Equity	L4QNI	Anncd. Cost Svgs%	1-Wk Prior to Anncmt	2-Wks Prior to Anncmt	1-Mo Prior to Anncmt

Listing of Selected Acquired U.S. Publicly- Traded Banking Orgs. ($200M-$1.5B); [Deals Announced during Jan01-YTD02]
Averages	46	$547,886	1.09%	12.89%	8.51%	3.21%	2.42x	20.53x	20.01	21.21	NA	30.22%	32.75%	36.94%
Medians	46	$478,957	1.10%	12.69%	8.10%	2.89%	2.27x	19.33x	19.99	21.59	NA	29.82%	30.71%	34.71%

Listing of Selected Acquired U.S. Banking Orgs. ($200M – $1.5B)—100% Stock Consideration; [Deals Announced during Jan01-YTD02]
Averages	23	$454,293	1.19%	13.07%	9.06%	3.12%	2.36x	19.15x	21.36	22.74	NA	NA	NA	NA

Listing of Selected Acquired U.S. Banking Orgs. ($200M – $1.5B)—100% Cash Consideration; [Deals Announced during Jan01-YTD02]
Averages	21	$472,340	1.00%	11.41%	8.69%	3.28%	2.01x	18.41x	17.49	18.46	NA	NA	NA	NA

Announced Targeted Cost Savings Relating to the Acquisition of Selected U.S. Banking Orgs. (Below $5.0B); [Deals Announced during Jan01-YTD02]
Averages	37	$753,126	1.05%	12.58%	8.54%	3.01%	2.45x	24.22x	20.42	21.74	23.0%	NA	NA	NA

Listing of Selected Acquired U.S. Banking Orgs. ($300M – $750M)—100% Cash Consideration; [Deals Announced during Jan01-YTD02]
Averages	10	$481,492	0.91%	11.17%	7.99%	3.44%	2.12x	19.72x	16.98	17.89	NA	NA	NA	NA

SECTION X

PROFILE—THE BANK ADVISORY GROUP, INC.

THE BANK ADVISORY GROUP, INC.

COMPANY PROFILE

The Bank Advisory Group, Inc. is a specialized consulting firm focusing on providing stock valuations together with traditional merger & acquisition advisory services exclusively to financial institutions located throughout the United States, or to groups of individuals associated with U.S.based financial institutions. Together, the principals of The Bank Advisory Group have developed special insight and skills as a result of over one thousand stock valuations and merger & acquisition transactions in which they have acted as advisors over the past two decades. The principals of The Bank Advisory Group, Inc. are directly involved with the projects for which the firm has been engaged to render advice, thereby assuring that each client relationship receives advice of the highest quality.

As part of its line of professional services, The Bank Advisory Group, Inc. specializes in rendering valuation opinions of banks and bank holding companies nationwide. These valuations are required for a multitude of reasons, including tax and estate planning, employee stock ownership plans, private placements, buy/sell agreements, exchange ratio determinations, dissenters’ rights proceedings, reverse stock splits, fairness opinion letters, public offerings, mergers and acquisitions. Broad and extensive participation in the field of bank securities appraisal on the part of the firm’s principals, allows The Bank Advisory Group, Inc. to be especially knowledgeable with regard to valuation theory and the rulings and guidelines of the Internal Revenue Service and the Office of the Comptroller of the Currency involving valuation methodology, and judicial decisions regarding bank stock valuation matters.

In connection with providing merger and acquisition services to community banks nationwide, the principals of The Bank Advisory Group have participated in well over 1,000 client relationships involving the fair market evaluation of control and/or minority blocks of stock. Additionally, the principals of The Bank Advisory Group have represented hundreds of clients involved in bank mergers/acquisitions, performing services in the areas of strategic planning, pro forma financial analysis, negotiating support, and pricing and structure analysis. Finally, we frequently identify key regulatory issues and offer assistance in developing appropriate responses; and, we assist bank holding companies in identifying financing options and in obtaining financing. We believe this level of experience qualifies The Bank Advisory Group as one of the preeminent providers of specialized investment advisory services to the community banking industry.

COMPANY MISSION

To provide high-quality and unimpeachable financial advisory services—principally bank stock valuations, bank merger & acquisition advice and analysis, and related services—in a timely and cost-effective manner to our core clients, which consist of U.S. community banks and their owners.

The Bank Advisory Group’s mission determines the priorities of our professional engagements, and the way in which we measure our accomplishments. The Bank Advisory Group’s sole focus is on ownership issues concerning U.S. community banks. Thus, The Bank Advisory Group neither performs work that is unrelated to our mission, nor do we seek to serve clients that have underlying goals in conflict with our mission.

THE BANK ADVISORY GROUP, INC.

BASIC ATTRIBUTES OF PROFESSIONAL EMPLOYEES

The Bank Advisory Group is comprised of professionals possessing three basic characteristics:

•	Friendly and amicable approach to client services

•	Professional attitude, with a focus on meeting client needs

•	Impeccable integrity and trustworthiness, both personally and professionally

The Bank Advisory Group believes that the absence of any one of these three priorities precludes us from effectively implementing our mission. Also, by displaying these three attributes, The Bank Advisory Group is able to attract long-term clients that possess the same basic qualities.

SHARED VALUES OF PROFESSIONAL EMPLOYEES

The Bank Advisory Group’s professionals have shared values that provide a basic framework within which our business is conducted. These shared values are:

•	We do not measure our progress or success by revenue figures or number of engagements, but rather by our contribution to the successes of our clients

•	We do not talk about our clients or their successes and failures, but rather, in communicating with future clients, we will discuss the lessons that we have learned as we have worked with existing and former clients

•	We seek to derive conclusions and recommendations drawn from rigorous and objective analysis—not perceptions or unsubstantiated opinions

•	While we all have personal lives governed by individual goals and aspirations, we make an overreaching effort to place our clients’ needs and our company mission ahead of our personal needs

PRINCIPALS

ROBERT L. WALTERS, CHAIRMAN

Bob Walters established The Bank Advisory Group, Inc. in 1989. For over ten years prior to that, Mr. Walters headed the bank merger & acquisitions and stock valuation advisory services of Sheshunoff & Company. As a result of his years of distinctive experience, he is a recognized leader in these fields.

Specifically, Bob Walters has assisted hundreds of banks in developing negotiating strategies, formulating pricing and structure alternatives, and seeking alternative buyers/sellers/merger partners. Additionally, since 1979, Mr. Walters has participated in over 500 client relationships involving the

THE BANK ADVISORY GROUP, INC.

fair market evaluation of control and/or minority blocks of bank stock. As such, Mr. Walters has frequently served as an expert witness on bank stock valuation and bank M&A matters.

Mr. Walters has spoken at numerous national and state bank trade association seminars and conventions on bank M&A and stock valuation issues, and was the principal author of the widely-used Sheshunoff Information Services publication, Buying, Selling, Merging Banks. As founding editor of the Sheshunoff publication, The Prices Paid for U.S. Banks, he is an expert in quantifying the financial determinants of bank value.

Bob Walters is also a principal in The Bank CEO Network, an educational program which provides current information on the banking industry to community bank presidents and chief executive officers. Mr. Walters is a certified public accountant and a graduate of Texas A&M University with a BBA in Accounting.

J. STEPHEN SKAGGS, PRESIDENT

Stephen Skaggs is an organizing partner of The Bank Advisory Group, Inc. Mr. Skaggs has worked extensively with community banks nationwide in developing negotiating strategies, formulating pricing and structure alternatives, evaluating merger & acquisition options, and providing fair market evaluations of control or minority blocks of bank stock.

With 20 years of experience in the areas in which The Bank Advisory Group specializes, Mr. Skaggs has been involved in well over 500 fair market evaluations of bank stock for purposes of merger & acquisition transactions, employee stock ownership plans, federal estate tax returns, and collateral assessments. He has substantial experience in assisting banks and groups of investors in successfully completing bank holding company formations and expansions; and, he has assisted numerous banking organizations, as both buyers and sellers, in formulating strategic M&A plans.

Prior to forming The Bank Advisory Group, Mr. Skaggs was a Vice President in the Investment Banking Division at Alex Sheshunoff & Company, Inc. from 1983 through 1989. During his years at Sheshunoff, he conceived and designed many of the bank and thrift financial ratio analysis products and publications produced by Sheshunoff Information Services, and he co-authored the widely-used publication, Buying, Selling, Merging Banks.

After graduating with a BBA in Finance from Texas A&M University, Mr. Skaggs worked as a credit analyst with InterFirst Bank Dallas, N.A., followed by a position as an analyst in the Bank Holding Company Applications Division of the Federal Reserve Bank of Dallas.

DANIEL R. JACKSON, SENIOR VICE PRESIDENT

Daniel Jackson is a principal of The Bank Advisory Group, Inc., having joined the firm in 1990. Mr. Jackson has worked extensively with community banks nationwide in developing negotiating strategies, formulating pricing and structure alternatives, evaluating merger & acquisition options, and providing fair market evaluations of control or minority blocks of bank stock.

With nine years of experience in the areas in which The Bank Advisory Group specializes, Mr. Jackson has been involved in well over 300 fair market evaluations of bank stock for purposes of merger & acquisition transactions, employee stock ownership plans, federal estate tax returns, and

THE BANK ADVISORY GROUP, INC.

collateral assessments. Mr. Jackson possesses considerable experience in assisting banks and groups of investors in successfully completing bank holding company formations and expansions; and, he has assisted numerous banking organizations, as both buyers and sellers, in formulating strategic M&A plans.

Prior to joining The Bank Advisory Group, Mr. Jackson served as a Commissioned Examiner with the Federal Reserve Bank of Dallas from 1986 through 1990, serving initially as a field examiner, then as an analyst with the Reserve Bank’s Special Monitoring Unit for critically impaired banking organizations. Mr. Jackson previously served as an lending/credit administration officer with a community bank in Austin, Texas, and as a credit analyst with a subsidiary of InterFirst Corporation, Dallas, Texas.

May 7, 2003

Mr. Milton S., McGee, Jr.

President and Chief Executive Officer

Henderson Citizens Bancshares, Inc.

P.O. Box 1009

Henderson, Texas 75653-1009

Re:	Cash fair evaluation of the common stock of Henderson Citizens Bancshares, Inc., Henderson, Texas (the “Company”) as of December 31, 2002 for use in connection with a proposed corporate reorganization and “going private” transaction (the “Evaluation”)

Dear Mr. McGee:

You have requested that The Bank Advisory Group, LLC (“BAGI”) give its consent to the inclusion of the Evaluation as an exhibit to the Schedule 13E-3 that the Company will file with the Securities and Exchange Commission in connection with the Company’s corporate reorganization and going private transaction.

By this letter, BAGI gives its consent to the inclusion of the Evaluation in the Schedule 13E-3 and any amendments thereto.

The consent contained in this letter is limited to the inclusion of the Evaluation in the Company’s Schedule 13E-3 and any amendments thereto. Nothing in this letter may be construed as BAGI’s consent to any other unauthorized use of the Evaluation.

Sincerely,

THE BANK ADVISORY GROUP, LLC

/s/ Daniel R. Jackson

Daniel R. Jackson

Executive Vice President